AGREEMENT OF LEASE

25 WEST 39TH STREET REALTY LLC,

Landlord

and

CONVERGE DIRECT, LLC

and

CONVERGE DIRECT INTERACTIVE, LLC,

Tenant

Premises: Entire 6th Floor
25 West 39th Street
New York, New York

TABLE OF CONTENTS

LEASE (this "Lease") made as of this 19th day of April, 2019, between **25 WEST 39TH STREET REALTY, LLC**, a Delaware limited liability company, with an address at 25 West 39th Street, 11th Floor, New York, New York 10018, hereinafter referred to as "Landlord", and **CONVERGE DIRECT, LLC**, a New York limited liability company with an address at 100 South Bedford Road, Mt. Kisco, NY 10549 and **CONVERGE DIRECT INTERACTIVE, LLC**, a New York limited liability company with an address at 100 South Bedford Road, Mt. Kisco, NY 10549, hereinafter collectively referred to as "Tenant".

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire 6th floor (the "Premises") in the building known as 25 West 39th Street, New York, New York (the "Building") in the County of New York, City of New York as shown on the floor plan annexed hereto as Exhibit A, for a term to commence on the date Landlord's Work (as defined in Exhibit B attached hereto) has been Substantially Completed (as defined in Section 23(C) below) (the "Commencement Date") and to expire on the last day of the calendar month immediately preceding the tenth (10th) anniversary of the Rent Commencement Date (the "Expiration Date"), or until such term shall sooner end as herein provided, both dates inclusive, upon the terms and conditions hereinafter provided.

Landlord and Tenant covenant and agree:

1. PURPOSE

A. Tenant shall use and occupy the Premises for general, administrative, and executive offices and for no other purpose (the "Permitted Use"). Without limiting the generality of the foregoing, it is expressly understood that no portion of the Premises shall be used as, by or for (a) retail operations of any retail or branch bank, trust company, a savings bank, industrial bank, savings and loan association, credit union or personal loan operation, or (b) a public stenographer or typist, (c) a barber shop, beauty shop, beauty parlor or shop, (d) a telephone or telegraph agency, (e) a telephone or secretarial service, (f) a messenger service, (g) a travel or tourist agency, (h) intentionally omitted, (i) a restaurant or bar, (j) a commercial document reproduction or offset printing service, except as an ancillary use to the Permitted Use, (k) public vending machines, except for except as an ancillary use to the Permitted Use, (l) a retail, wholesale or discount shop for sale of books, magazines, audio or video tapes, CD ROM, DVD ROM or other devices for the recording or transmitting of audio or visual signals, images, music or speech, electronic equipment and accessories or any other merchandise, (m) a retail service shop, (n) a labor union, (o) a school or classroom, (p) a governmental or *quasi*-governmental bureau, department or agency, including an autonomous governmental corporation, embassy or consular office of any country or other *quasi*-autonomous or sovereign organization, (q) a firm whose principal business is residential real estate brokerage, (r) a firm whose principal business is real estate brokerage, (s) a company whose primary business operations is for the renting office or desk space, (t) any person, organization, association, corporation, company, partnership entity or other agency immune from service or suit in the courts of the State of New York or the assets of which may be exempt from execution by Landlord in any action for damages, (u) manufacturing or (v) retail sales from the Premises. Notwithstanding anything in this Lease to the contrary, in no event shall the Premises be used or

occupied for the purpose of operating a women's-only co-working business. Subject to force majeure and in the case of emergencies, Tenant shall have access to the Premises 365 days a year, twenty four (24) hours a day. Tenant shall have the right for up to fifteen (15) days immediately prior to the Substantial Completion of Landlord's Work to install cabling and wiring in the Premises at the same time that Landlord performs Landlord's Work. Landlord and Tenant shall use reasonable efforts to cooperate with each other so as to permit the other to work in the Premises at the same time. If the performance by Tenant of such work in the Premises interferes with the performance by Landlord of Landlord's Work, Landlord shall, notwithstanding the foregoing, have the right to notify Tenant of such interference (which notification may be oral) and Tenant shall immediately discontinue such interference. If the Substantial Completion of Landlord's Work is delayed by reason of interference with the performance of Landlord's Work caused by Tenant performing such work in the Premises at the same time as Landlord or any other act or omission of Tenant, its agents, employees or contractors, Landlord's Work shall be deemed to be Substantially Completed for the purposes of determining the Commencement Date as of the date Landlord's Work would have been Substantially Completed but for such Tenant delay. Such access to the Premises by Tenant prior to the Commencement Date shall not be deemed to be use and occupancy by Tenant of the Premises nor Tenant having taken possession of the Premises for purposes of determining the Commencement Date but shall otherwise be subject to all of the terms of the Lease.

2. TERM AND RENT

Tenant agrees to pay as rent herein provided at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender by good and sufficient check (it being agreed that Tenant shall initially pay all fixed annual rent and additional rent in accordance with the instructions set forth on Exhibit F attached hereto) drawn on Tenant's bank, and without any notice (except as specifically set forth herein), set off or deduction (except as specifically set forth to the contrary herein) whatsoever, each of the types of rent set forth in this Article 2. Any sum other than fixed annual rent payable hereunder shall be deemed additional rent and due on demand unless otherwise specifically provided. Landlord shall have the same rights and remedies hereunder with respect to Tenant's non-payment of additional rent as it has with respect to Tenant's non-payment of fixed annual rent.

A. **Fixed Annual Rent**: There is herein reserved to Landlord for the entire term of this Lease fixed annual rent equal to the aggregate amount of the sums hereinafter set forth payable pursuant to the schedule below. Fixed annual rent shall be paid in advance as follows: Subject to this Article 2A, commencing two-hundred forty (240) days following the Commencement Date (the "Rent Commencement Date"), and on the first day of each month thereafter throughout the term of this Lease, Tenant shall pay to Landlord, without notice, deduction, set off or reduction (except as specifically set forth herein), payments of fixed annual rent in the following amounts (except that the Advanced Rent (as defined below) is being paid upon the execution hereof):

i. for the period from the Rent Commencement Date through and including the day preceding the 1st anniversary of the Rent Commencement Date, the sum of

$754,170.00 per annum, payable in consecutive equal monthly installments of $62,847.50 during such period;

ii. for the period from the 1st anniversary of the Rent Commencement Date through and including the day preceding the 2nd anniversary of the Rent Commencement Date, the sum of $773,024.25 per annum, payable in consecutive equal monthly installments of $ $64,418.69 during such period;

iii. for the period from the 2nd anniversary of the Rent Commencement Date through and including the day preceding the 3rd anniversary of the Rent Commencement Date, the sum of $792,349.86 per annum, payable in consecutive equal monthly installments of $66,029.15 during such period;

iv. for the period from the 3rd anniversary of the Rent Commencement Date through and including the day preceding the 4th anniversary of the Rent Commencement Date, the sum of $812,158.60 per annum, payable in consecutive equal monthly installments of $67,679.88 during such period;

v. for the period from the 4th anniversary of the Rent Commencement Date through and including the day preceding the 5th anniversary of the Rent Commencement Date, the sum of $832,462.57 per annum, payable in consecutive equal monthly installments of $69,371.88 during such period;

vi. for the period from the 5th anniversary of the Rent Commencement Date through and including the day preceding the 6th anniversary of the Rent Commencement Date, the sum of $899,180.13 per annum, payable in consecutive equal monthly installments of $74,931.68 during such period;

vii. for the period from the 6th anniversary of the Rent Commencement Date through and including the day preceding the 7th anniversary of the Rent Commencement Date, the sum of $921,659.64 per annum, payable in consecutive equal monthly installments of $76,804.97 during such period;

viii. for the period from the 7th anniversary of the Rent Commencement Date through and including the day preceding the 8th anniversary of the Rent Commencement Date, the sum of $944,701.13 per annum, payable in consecutive equal monthly installments of $78,725.09 during such period;

ix. for the period from the 8th anniversary of the Rent Commencement Date through and including the day preceding the 9th anniversary of the Rent Commencement Date, the sum of $968,318.65 per annum, payable in consecutive equal monthly installments of $80,693.22 during such period; and

x. for the period from the 9th anniversary of the Rent Commencement Date through and including the day preceding the 10th anniversary of the Rent Commencement Date,

the sum of $992,526.62 per annum, payable in consecutive equal monthly installments of $82,710.55 during such period.

Tenant shall pay one month's fixed annual rent upon the execution of this Lease ("**Advance Rent**"). If the Rent Commencement Date is on the first day of a month, the Advance Rent shall be credited towards the first month's fixed annual rent payment. If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay fixed annual rent for the period from the Rent Commencement Date through the last day of such month, and the Advance Rent shall be credited towards fixed annual rent for the next succeeding calendar month.

Tenant expressly understands and agrees that if Tenant is in default beyond any applicable cure or grace period prior to the Rent Commencement Date, the Rent Commencement Date shall be deemed to be the date Tenant is in default beyond any applicable cure or grace period. If the Rent Commencement Date occurs on a date that is not the first day of a calendar month, the fixed annual rent for the calendar month in which the Rent Commencement Date occurs shall be prorated on a per diem basis.

B. **Tax Escalation:** Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this paragraph B:

(i) Definitions: For the purpose of this Article, the following definitions shall apply:

(a) The term "base taxes" as hereinafter set forth for the determination of real estate tax escalation, shall mean (x) for the period of time during the term of this Lease *prior to* July 1, 2022 (the "**Initial Period**"), the real estate taxes, as finally determined assessed against the building project (as defined below), for the tax year ending June 30, 2020 and (y) for the period of time during the term of this Lease *commencing on* July 1, 2022 (the "**Stabilized Period**"), the real estate taxes, as finally determined assessed against the building project, for the tax year ending June 30, 2021.

(b) The term "Base Tax Year" shall mean (x), with respect to the Initial Period, the tax year ending June 30, 2020 and (y), with respect to the Stabilized Period, the tax year ending June 30, 2021.

(c) The term "the Percentage", for purposes of computing tax escalation and other charges pursuant to this Lease, shall mean 6.97%.

(d) The term "the building project" shall mean the Building and the plot of land on which it stands.

(e) The term "comparative year" shall mean (x), with respect to the Initial Period, the twelve (12) months following the tax year ending June 30, 2020, and each subsequent period of twelve (12) months during the Initial Period and (y), with respect to the Stabilized Period, the twelve (12) months following the tax year ending June 30, 2022, and each subsequent period of twelve (12) months during the Initial Period.

(f) The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed during the Term by any governmental authority upon or against the building project (including, any business improvement district assessment payable by the building project), and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said building project. Real estate taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord's late payment of real estate taxes or (y) franchise, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord. If, however, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in "real estate taxes." If by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year.

(g) Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an "actual assessment" or "transitional assessment" or otherwise, then the phrases herein "assessed value" and "assessments" shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

(h) The phrase "real estate taxes payable during the applicable Base Tax Year" shall mean the real estate taxes payable for the building project for the applicable Base Tax Year.

(ii) (a) Subject to the terms of this Section 2(B)(ii)(a), in the event that the real estate taxes payable for any comparative year shall exceed the amount of the real estate taxes payable during the applicable Base Tax Year, Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to the Percentage of the excess (the "**Excess Tax Amount**"); it being agreed, however, that with respect to each comparative year during the Stabilized Period, in addition to the Excess Tax Amount described above, Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to the aggregate amount of the Excess Tax Amount payable to

Landlord hereunder during the Initial Period (such aggregate amount being referred to herein as the "**Static Tax Amount**"). "**Tenant's Tax Payment**" shall mean (x) during the Initial Period, the applicable Excess Tax Amount and (y) during the Stabilized Period, the sum of the applicable Excess Tax Amount and the Static Tax Amount. For the avoidance of doubt, and as example of the foregoing, if the Excess Tax Amount with respect to the tax year ending June 30, 2021 and the tax year ending June 30, 2022 is $5,000.00 and $5,250.00, respectively (therefore, the Static Tax Amount would be $10,250.00), then if the Excess Tax Amount for a comparative year during the Stabilized Period is $6,000.00, Tenant's Tax Payment with respect to such comparative year shall be $16,250.00 (i.e., $6,000.00 + $10,250.00). Notwithstanding anything to the contrary contained in this Section 2(B)(ii)(a), Tenant's Tax Payment due and payable hereunder for each comparative year occurring during the Initial Period shall not exceed (1) with respect to the tax year ending June 30, 2021, Tenant's Tax Payment for such tax year that would have been payable hereunder had the real estate taxes for such tax year increased by 5% over the applicable base taxes, and (2) with respect to the tax year ending June 30, 2022, Tenant's Tax Payment for such applicable tax year that would have been payable hereunder for such tax year had the real estate taxes for such tax year increased by 5% over the real estate taxes for the immediately preceding tax year (i.e., the tax year ending June 30, 2021). Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement setting forth Landlord's estimate of Tenant's Tax Payment for such comparative year (the "Tax Estimate"). Tenant shall pay to Landlord on the 1st day of each month during such comparative year an amount equal to 1/12th of the Tax Estimate for such comparative year. If Landlord furnishes a Tax Estimate for a comparative year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2B(ii)(a) for the last month of the preceding comparative year; (ii) promptly after the Tax Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of the Tax Estimate previously made for such comparative year were greater or less than the installments of the Tax Estimate to be made for such comparative year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within twenty (20) days after demand, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of fixed annual rent next coming due hereunder and if said overpayment is discovered at the end of the Term whereby no rent credit would be available to Tenant, and provided Tenant is not in default of any monetary or material non-monetary obligation hereunder, Landlord shall within thirty (30) days after the Expiration Date pay Tenant the full amount of such overpayment which was not theretofore credited to rent; and (iii) on the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such comparative year, Tenant shall pay to Landlord an amount equal to 1/12th of the Tax Estimate. Landlord may, during each comparative year, furnish to Tenant a revised Tax Estimate for such comparative year, and in such case, Tenant's Tax Payment for such comparative year shall be adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

After the end of each comparative year, Landlord shall furnish to Tenant a statement of real estate taxes applicable to Tenant's Tax Payment payable for such comparative year and (A) if such statement shall show that the sums so paid by Tenant were less than Tenant's Tax Payment due for such comparative year, Tenant shall pay to Landlord the amount of such deficiency within twenty (20) days after delivery of the statement to Tenant, or (B) if such statement shall show that the sums so paid by Tenant were more than such Tenant's Tax Payment, Landlord shall credit such overpayment against subsequent payments of fixed annual rent next coming due hereunder. If there shall be any increase in the real estate taxes for any comparative year, whether during or after such comparative year, or if there shall be any decrease in the real estate taxes for any comparative year, Tenant's Tax Payment for such comparative year shall be appropriately adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

(b) Should the real estate taxes payable during the applicable Base Tax Year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the applicable Base Tax Year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within thirty (30) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the applicable Base Tax Year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made.

(c) Provided Tenant is not then in default of any obligation hereunder beyond any applicable notice and cure periods, then if Tenant shall have made a payment of additional rent under this paragraph, and Landlord shall receive a refund of any portion of the real estate taxes payable for any comparative year after the applicable Base Tax Year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall promptly after receiving the refund pay to Tenant the Percentage of the refund less the Percentage of expenses (including reasonable and out-of-pocket attorneys' and reasonable third party appraisers' fees) incurred by Landlord in connection with any such application or proceeding. If prior to the payment of taxes for any comparative year, Landlord shall have obtained a reduction of that comparative year's assessed valuation of the building project, and therefore of said taxes, then the term "real estate taxes" for that comparative year shall be deemed to include the amount of Landlord's expenses in obtaining such reduction in assessed valuation, including reasonable and out-of-pocket attorneys' and appraisers' fees.

(d) The statement of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant within one hundred twenty (120) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statement furnished by Landlord.

(e) In no event shall the fixed annual rent under this Lease (exclusive of the additional rent under this Article) be reduced by virtue of this Article.

(f) If the Commencement Date of the term of this Lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the Lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default) whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall promptly become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Landlord shall cause statements of said additional rent for that comparative year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

(g) Landlord's and Tenant's obligations to make the adjustments referred to in subdivision (f) and Landlord's obligation to make the refund referred to in subdivision (c) above shall survive any expiration or termination of this Lease.

(h) Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

(i) Notwithstanding anything herein to the contrary, the benefit of any exemption or abatement relating to all or any part of the real property of which the Premises form a part shall accrue solely to the benefit of Landlord and real estate taxes shall be computed without taking into account any such exemption or abatement.

C. **Failure to Bill**: Landlord's failure to bill on a timely basis all or any portion of any amount payable pursuant to this Lease for any period during the term hereof shall neither

constitute a waiver of Landlord's right ultimately to collect such amount or to bill Tenant at any subsequent time retroactively for the entire amount so un-billed (which previously un-billed amount shall be payable within thirty (30) days after demand therefor) unless Landlord's failure to bill Tenant with respect to an item of additional rent payable hereunder continues for more than three (3) years after Tenant becomes liable hereunder to pay Landlord the applicable amount. Subject to the foregoing, Tenant's obligation to pay any fixed annual rent and additional rent shall survive the expiration or earlier termination of this Lease.

D. **No Reduction in Fixed Annual Rent**: In no event shall the fixed annual rent under this Lease be reduced by virtue of any decrease in the amount of any additional rent payment under this Article or any other provision of this Lease. If Landlord receives from Tenant any payment less than the sum of the fixed annual rent and additional rent then due and owing pursuant to this Lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any fixed annual rent, additional rent or to any combination thereof then due and payable hereunder. Unless Landlord shall otherwise expressly agree in writing, acceptance of any portion of the fixed annual rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its other obligations under this Lease, including the obligation to pay other fixed annual rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant (rather than someone other than Tenant) to pay the fixed annual rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of fixed annual rent and additional rent shall not be deemed to constitute Landlord's consent to an assignment of this Lease or a subletting or other occupancy of the Premises by anyone other than Tenant, nor a waiver of any of Landlord's right or Tenant's obligations under this Lease.

E. **Survival of Obligations**: Subject to the terms of Section 2(C), Landlord's and Tenant's obligation to make the adjustments and payments referred to in this Article shall survive any expiration or termination of this Lease.

3. ELECTRICITY

Subject to the terms of this Article 3, Landlord shall make available to the Premises electricity in the amount of 6 watts per rentable square foot demand load (inclusive of electricity to operate the existing HVAC system). Subject to the terms of this Article 3, Landlord shall furnish electricity to Tenant on a "sub-metering" basis, which may be effectuated by Landlord through one or more submeters exclusively servicing at the Premises. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of electric service.

A. Landlord has chosen to furnish electricity to Tenant. Subject to the terms of Sections 3(B) and 3(C), Tenant covenants and agrees to purchase electricity from Landlord or Landlord's designated agent at charges, terms and rates, including, without limitation, fuel adjustments and taxes, equal to those specified in the rate schedule of the utility company providing electricity to Landlord for its use in the Building effective on the date Landlord first provides electricity to the Premises on a sub-metering basis (the "effective date"), or any

successor rate schedule or service classification, plus three percent (3%) for transmission line loss and other redistribution costs. Where more than one meter measures the service of Tenant in the Building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein specified. Bills therefor shall be rendered at such times as Landlord may elect (but not more frequently than once a month) and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent. In the event that such bills are not paid within twenty (20) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the Premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. If any tax is imposed upon Landlord's receipt from the sale or resale of electricity energy or gas or telephone service to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's Percentage of such taxes shall be passed on to and be included in the bill of, and paid by, Tenant to Landlord.

B. If all or part of the sub-metering additional rent payable in accordance with this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulation, the parties agree that, in lieu of submetering additional rent, and in consideration of Tenant's use of the Building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant's fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this Lease shall be increased by an "alternative charge" which shall be a sum equal to the amount of the cost per year per rentable square foot of the Premises of electricity utilized by Tenant as determined pursuant to an electrical survey to be conducted by Landlord (the cost of which survey shall be shared equally between Landlord and Tenant) changed in the same percentage as any increases in the cost to Landlord for electricity for the entire Building subsequent to the Commencement Date of this Lease, because of electric rate, service classification or market price changes.

C. Subject to the terms of Section 3(G) below, Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, nor shall any such change, interruption, unavailability or unsuitability constitute an actual or constructive eviction of Tenant. Notwithstanding anything herein to the contrary, in the event electricity, as the same currently or hereafter furnished to Tenant, is discontinued by Landlord as a result of a future law, from and after the effective date of such discontinuance, Tenant shall (i) arrange to obtain electricity directly from the public utility company supplying electricity to the Building, and (ii) all meters, equipment and other facilities which may be required for Tenant to obtain electricity directly from such public entity shall be installed by Landlord (the cost of which shall be shared equally between Landlord and Tenant), and (iii) any such installation shall be maintained by Landlord (the cost of which shall be shared equally between Landlord and Tenant) provided such meter(s) shall be subject to such conditions as Landlord and/or the public utility company may require and Landlord shall not be liable to Tenant therefor and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or its wiring installation. Tenant agrees not to connect any additional electrical equipment to the Building electric distribution system, other

than lamps, typewriters and other office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the reasonable cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expenses or otherwise interfere with or disturb other tenants or occupants of the Building. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or changes or other methods of billing, electricity purchases and the redistribution thereof, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the sub-metering additional rent or any "alternative charge" to be less than an amount equal to the total of Landlord's payment to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus three percent (3%) for transmission line loss and other redistribution costs. Notwithstanding the foregoing, Landlord shall not discontinue providing electricity until the applicable public utility company provides Tenant with electricity, provided Tenant diligently pursues receiving electricity from such public utility company.

D. Landlord on the date hereof obtains electric service for the Building from Consolidated Edison Company. Notwithstanding anything herein set forth to the contrary, if permitted by law, Landlord may contract separately with Consolidated Edison Company and/or one or more other providers ("Alternative Service Providers") to provide one or more of the component services which together make up the entire package of electric service (*e.g.*, transmission, generation, distribution and ancillary services) to the Building and/or Landlord may provide its own electricity services to the Building. If Landlord elects to contract with any Alternative Service Provider or provide its own electricity services to the Building, Tenant shall, at no cost to Tenant, cooperate with Landlord and each such Alternative Service Provider, if applicable, to effect any change to the method or means of providing and distributing electricity service to the Premises or any other portion of the Building by reason of such change in the provision of electricity. Such cooperation shall include but not be limited to providing Landlord or any such Alternative Service Provider and any other person reasonable access upon reasonable prior notice to the Premises and to all wiring, conduits, lines, feeders, cables and risers, electricity panel boxes and any other component of the electrical distribution system within or adjacent to the Premises at Landlord's sole cost and expense. Subject to the terms of Section 3(G), Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if such change shall interfere with Tenant's business or either the quantity or character of electric service is changed, interrupted or is no longer available or suitable for Tenant's requirements by reason of such change in the provision of electric service nor shall any such interference, change, interruption, unavailability or unsuitability constitute an actual or constructive eviction of Tenant.

E. Landlord's Liability. Except as set forth to the contrary in Section 3(G), Landlord shall in no manner be liable for any failure, inadequacy or defect in the character or supply of alternating electric current, gas, water or steam furnished to the Premises by any public or private service company or any other supplier thereof (Landlord shall in any event, to the extent the same is within its control, use commercially reasonable efforts to minimize the effect of such failure, inadequacy or defect and to eliminate the same at the earliest practicable time).

F. Stoppage or Interruption of Services. Subject to the terms of Section 3(G), Landlord may stop or interrupt the supply of alternating electric current, gas, water, chilled water or steam at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, the making of repairs, alterations or improvements, inability to secure a proper supply of fuel, gas, water, electricity, labor or supplies or by reason of any cause beyond the reasonable control of Landlord; provided, however, that Landlord shall use its commercially reasonable efforts (except in an emergency) such that any such stoppage or interruption for the purpose of making any repair, alteration or improvement shall be made at such times and in such manner as to minimize any unreasonable interference with Tenant's use of the Premises, and Landlord shall give reasonable prior notice of not less than three (3) days (except in the event of emergency, when notice shall not be required) of the anticipated commencement, duration and nature thereof. Except as otherwise expressly provided in Section 3(G), Tenant shall not be entitled to any abatement of fixed annual rent or additional rent or other compensation nor shall this Lease or any of Tenant's obligations hereunder by affected by reason of such stoppage or interruption.

G. Notwithstanding anything to the contrary contained in this Lease, if Tenant is unable to use the Premises for the ordinary conduct of Tenant's business due solely to (a) an interruption of an Essential Service (as hereinafter defined) resulting from Landlord's performance of an improvement to the Building or (b) Landlord's breach of an obligation under this Lease to perform repairs or replacements which results in Landlord's failure to provide an Essential Service, in each case other than as a result of force majeure, casualty or condemnation, and such condition continues for a period in excess of eight (8) consecutive business days after (i) Tenant furnishes a notice to Landlord (the "Abatement Notice") stating that Tenant's inability to use the Premises is solely due to such condition, (ii) Tenant does not actually use or occupy the Premises during such period for the ordinary conduct of its business and (iii) such condition has not resulted from the negligence or misconduct of any Tenant Party (as hereinafter defined), then, as Tenant's sole remedy, fixed annual rent and Tenant's Tax Payment shall be abated on a per diem basis for the period commencing on the ninth (9th) business day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies any portion of the Premises, and (y) the date on which such condition is substantially remedied. "Essential Service" shall mean a service which Landlord is obligated under this Lease to provide to Tenant which if not provided shall (1) effectively deny access to the Premises, (2) threaten the health or safety of any occupants of the Premises or (3) prevent or materially and adversely restrict the usage of more than 25% of the Premises for the ordinary conduct of Tenant's business. "Tenant Party" shall mean Tenant and any subtenants and occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees.

4. ASSIGNMENT

A. Except as set forth to the contrary herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. Except in connection with a Permitted Transfer (as defined below) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or a majority of the total interests in any partnership tenant or subtenant or any other form of entity or organization, however accomplished, and whether in a single transaction or in a series of transactions (each a "Change of Control Transaction") , and the conversion of a tenant or subtenant entity to either a limited liability company or a limited liability partnership, shall be deemed an assignment of this Lease or of such sublease. The merger or consolidation of a tenant or subtenant, whether a corporation, partnership, limited liability company or other form of entity or organization shall be deemed an assignment of this Lease or of such sublease. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting in accordance with the terms hereof. Except in connection with a Permitted Transfer (as defined below), in no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without first complying with the terms of this Article 4. Except in connection with a Permitted Transfer, a modification, amendment or extension of a sublease shall be deemed a sublease. If any lien is filed against the Premises or the Building for brokerage services claimed to have been performed for Tenant, whether or not actually performed, the same shall be discharged by Tenant within twenty (20) days from Tenant's receipt of notice of same from Landlord, at Tenant's expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered. For the purposes of this Article, an "interest" shall mean a right to participate, directly or indirectly, through one or more intermediaries, nominees, trustees or agents, in any of the profits, losses, dividends, distributions, income, gain, losses or capital of any entity or other organization.

B. (i) Except for Permitted Transfers for which no consent is required, if Tenant desires to assign this Lease or to sublet all or any portion of the Premises, it shall first submit in writing to Landlord the documents described in paragraph C below, and shall offer in writing (subsections (a) and (b) are hereinafter referred to as a "Leaseback") (a) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefor, or, (b) with respect to a prospective subletting, to sublet to Landlord the portion of the Premises involved ("Leaseback Area") for the term specified by Tenant in its

proposed sublease or, at Landlord's option, for the balance of the term of this Lease less one (1) day, and at the lower of (x) Tenant's proposed subrental and (y) at the same rate of fixed annual rent and additional rent, and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the Premises to be covered by such subletting. The offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than ninety (90) days nor later than one hundred eighty (180) days following the acceptance of the offer. If an offer of sublease is made, and if the proposed sublease will result in all or substantially all of the Premises being sublet, then Landlord shall have the option to extend the term of its proposed sublease for the balance of the term of this Lease less one (1) day. In addition, and notwithstanding anything contained in this Lease to the contrary, Landlord may within thirty (30) days from the receipt of Tenant's proposed assignment or sublease (and all documents required under paragraph C below), elect to recapture the entire Premises and terminate this Lease upon thirty (30) days' written notice to Tenant and Tenant shall vacate and surrender the Premises to Landlord in accordance with this Lease on the termination date stated in Landlord's foregoing notice as if such termination date was the expiration date herein.

(ii) Landlord shall have a period of thirty (30) days from the receipt of such offer (and all documents required under paragraph C below) to either accept or reject the same. If Landlord shall accept such offer (a) Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord's counsel; and (b) if the proposed transaction is a sublease and Landlord accepts such offer, Tenant, on demand, shall pay to Landlord or its managing agent (as Landlord shall elect) an amount equal to the brokerage commissions and any work contribution which would have been incurred by Tenant but for Landlord's accepting such offer.

(iii) If a sublease is so made it shall expressly:

(a) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

(b) provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

(c) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(d) provide that Landlord shall accept the Leaseback Area "as is" except that Landlord, at Tenant's expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Premises and to permit lawful occupancy;

(e) provide that Tenant shall have no obligation, at the expiration or earlier termination of the term of this Lease, to remove any alterations made in the Leaseback Area by Landlord (or Landlord's designee); and

(f) provide that Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for fixed annual rent and additional rent, if any, due under the within Lease, which are in excess of the rents and additional sums due under such sublease.

C. If Tenant requests Landlord's consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or subtenant, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant ("Tenant's Notice").

D. If Landlord shall not have accepted Tenant's offer or elected to recapture the Premises, as provided in paragraph B ("Recapture"), then Landlord will, subject to paragraph F. below, not unreasonably withhold or delay its consent to Tenant's request for consent to such specific assignment or subletting and in no event shall Landlord delay its consent or rejection longer than thirty (30) days from the date on which Tenant shall have complied with Section 4(C) hereof. If Landlord fails to respond to a request for consent to an assignment or subletting proposed by Tenant within 30 days after Landlord's receipt of all of the information required under Section 4(C), Tenant shall have the right to provide Landlord with a second written request for approval (a "Second Request"), which shall include all material previously delivered to Landlord together with Tenant's Notice, and set forth on the first page thereof the following statement in bold capital letters: **IF LANDLORD FAILS TO RESPOND WITHIN 10 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO ENTER INTO THE PROPOSED [ASSIGNMENT] [SUBLEASE] DESCRIBED IN THE NOTICE ENCLOSED HEREWITH, WHICH WAS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND.** If Landlord fails to respond to a Second Request within 10 business days after receipt by Landlord, the proposed assignment or sublease as to which the Second Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to enter into such transaction, provided that such assignment or sublease complies with the requirements of this Article 4 and all other provisions of this Lease applicable thereto. Any consent of Landlord under this Article shall be subject to the terms of this Article and the effectiveness of any assignment or sublease under this Article shall be conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

E. Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary written consent of Landlord (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by Tenant hereunder, except for those terms that are not applicable to the subleased premises. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by Tenant, accruing after the effective date of the assignment.

F. Anything herein contained to the contrary notwithstanding:

(i) Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then Building rental rate for such space or the rental rate then being paid by Tenant to Landlord.

(ii) The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.

(iii) No assignment or subletting shall be made:

(a) To any person or entity which shall at that time be a tenant, subtenant or other occupant (or an affiliate thereof) of any part of the Building of which the Premises form a part, or who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

(b) By the legal representatives of Tenant or by any person to whom Tenant's interest under this Lease passes by operation of law, except for a Permitted Transfer and except in compliance with the provisions of this Article; and

(c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the Building of which the Premises form a part.

(iv) Tenant shall reimburse Landlord, on demand, for all of Landlord's costs and expenses (including reasonable out-of-pocket legal fees, not to exceed $2,500) in connection with any proposed assignment or subletting, regardless of whether or not Landlord's consent is obtained.

G. Anything herein above contained to the contrary notwithstanding, the Leaseback to Landlord and Landlord's right to recapture the Premises as provided in paragraph B above, shall not apply to, and, subject to Section 4(I), Landlord's consent shall not be required in connection with an assignment of this Lease, or sublease of all or part of the Premises to any

business entity which controls, is controlled by, or is under common control with Tenant, provided (i) the net worth of the transferee or subtenant, after such transaction, is equal to or greater than Tenant's net worth on the date of such transfer, (ii) prior notice thereof is provided to Landlord, and (iii) that any such transaction complies with the other provisions of this Article.

H. Anything herein above contained to the contrary notwithstanding, the Leaseback to Landlord and Landlord's right to recapture the Premises as provided in paragraph B, shall not apply to, and, subject to Section 4(I), Landlord's consent shall not be required in connection with, (x) a Change of Control Transaction or (y) an assignment of this Lease, or sublease of all or part of the Premises, to any corporation or other entity (a) to which substantially all the assets of Tenant are transferred or (b) into which Tenant may be merged or consolidated, provided, in each case, that the net worth of the resulting or surviving corporation or other entity, as the case may be, is equal to or greater than the greater of the net worth of Tenant on the date hereof or the date immediately prior to such Change of Control Transaction, merger or consolidation, as the case may be, and provided, also, that any such transaction complies with the other provisions of this Article. The transfers contemplated under Section G and H above are referred to herein as "Permitted Transfer(s)".

I. No consent from Landlord shall be necessary under paragraphs G and H above where (a) reasonably satisfactory proof is delivered to Landlord that the net worth and other provisions of paragraphs G or H, as the case may be, and the other provisions of this Article, have been satisfied and (b) Tenant, in a writing reasonably satisfactory to Landlord's attorneys, agrees to remain primarily liable jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease.

J. Except for Permitted Transfers or Permitted Occupants, if Landlord has neither accepted any required Tenant's offer to Leaseback, nor has elected to Recapture the Premises, and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to (i) fifty (50%) percent of any rent or other consideration paid to Tenant by any subtenant which (after deducting the costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs, advertising, commissions and legal fees and rent concessions) ("Tenant's Costs") is in excess of the rent allocable strictly on a per square foot basis, without regard to any other allocation of value, by dividing aggregate consideration by the rentable square feet of the area so sublet to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (ii) any other profit or gain (after deducting any Tenant's Costs) realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be payable to Landlord as additional rent upon receipt thereof by Tenant.

K. Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease unless they are inapplicable to the sublease (i.e. Landlord's Work). Notwithstanding any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed annual rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be observed and performed and for all the acts and omissions of any licensee, subtenant, or any other person

claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, except in connection with a Permitted Transfer or Permitted Occupants, no further subletting (including, without limitation, any extensions or renewals of any initial sublettings) of the Premises by Tenant, or any person claiming through or under Tenant shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article.

L. Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part or Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained herein shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer whether or not in violation of the provisions hereof, and notwithstanding the acceptance of fixed annual rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the fixed annual rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

M. If Landlord shall decline to give consent to any proposed assignment or sublease, or if Landlord shall exercise any of Landlord's options under paragraph B of this Article, in each case, in accordance with the terms hereof, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, unless the same is due to Landlord's gross negligence or willful misconduct. This provision shall survive the expiration or sooner termination of this Lease.

N. The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

O. The listing of a name other than that of Tenant, whether on the doors of the Premises, the Building directory or otherwise, shall not vest any right or interest in this Lease or the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Premises, or to any use or occupancy thereof by anyone not Tenant.

P. Tenant has advised Landlord that one or more service providers to Tenant (each a "Permitted User") may from time to time be using space in the Premises. Notwithstanding anything to the contrary in this Article 4, each Permitted User shall be allowed such use, without Landlord's consent, but upon at least ten (10) days' prior notice to Landlord upon the following

conditions: (i) Landlord shall not be litigating against such proposed Permitted User within the prior twelve (12) months, (ii) the Permitted User shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in, and the jurisdiction of the court of, the State of New York, (iii) there will be no separate entrances and demising walls for the Permitted User, (iv) the aggregate number of rentable square feet used by all Permitted Users at any one time shall not exceed 20% of the then rentable square footage of the Premises and (v) Tenant shall receive no rent, payment or other consideration in connection with such occupancy in respect of such space other than nominal rent payments (in no event greater per rentable square foot than the fixed annual rent and Tenant's Tax Payment payable hereunder per rentable square foot) or other consideration for actual services rendered or provided by or for such occupant. With respect to each and every Permitted User, the following shall apply: (i) each Permitted User shall have no privity of contract with Landlord and therefore shall have no rights under this Lease, and Landlord shall have no liability or obligation to the Permitted User under this Lease for any reason whatsoever in connection with such use or occupancy, which use and occupancy shall be subject and subordinate to this Lease, (ii) each Permitted User shall use the Premises in conformity with all applicable provisions of this Lease, including Article 1, and (iii) Tenant shall be liable for the acts of such Permitted User in the Premises.

5. DEFAULT

Landlord may terminate this Lease on five (5) days' prior written notice: (a) if fixed annual rent is not paid when due and Tenant fails to pay such fixed annual rent within five (5) days of Landlord's notice to Tenant of such failure; or (b) if additional rent or any other payment due hereunder is not paid when due and Tenant fails to pay such additional rent or other payment within ten (10) days of Landlord's notice to Tenant of such failure; or (c) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of rent), or any rule or regulation hereinafter set forth, and if such default shall continue and shall not be cured by any person within thirty (30) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (d) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (e) if a receiver or trustee is appointed for any portion of Tenant's property and such appointment is not vacated within ninety (90) days; or (f) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (g) if the Premises become and remain vacant or deserted for a period over thirty (30) days and Tenant shall not have provided adequate security to prevent unapproved access to the Premises; or (h) if Tenant shall have made a material misrepresentation herein; or (i) if Tenant shall have failed to timely deliver to Landlord an Estoppel Certificate (as defined below) pursuant to the terms of Section 13(D) hereof. Notwithstanding anything herein to the contrary set forth, Tenant shall not commit waste or cause any damage to any portion of the Building irrespective of whether within or without the Premises. The willful infliction of damage on any property or the interference with the quiet enjoyment by any other occupant of the Building shall be deemed to be a conditional limitation of the term of this Lease. Tenant shall not create any nuisance or other unlawful disturbance within the Building. At the expiration of the five (5) day

notice period, this Lease and any rights of renewal or extension (if any) thereof shall terminate as completely as if that were the date originally fixed for the expiration of the term of this Lease; but Tenant shall remain liable as hereinafter provided.

If this Lease shall terminate in accordance with this Article 5 or if the term of this Lease shall naturally expire or be terminated as provided elsewhere in this Lease, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter into or upon the Premises and dispossess Tenant therefrom, or any part thereof, either by summary dispossession proceedings, by any lawful action or proceeding at law, or by the use of peaceful self-help (including, without limitation by locking Tenant out of the Premises if an to the extent permissible pursuant to applicable law). Landlord shall not be liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein.

6. RE-LETTING, ETC.

Tenant hereby expressly waives any right of redemption granted by any present or future law. "Re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof Landlord shall have the right of injunction. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy. Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord's re-entry pursuant to the terms hereof is the result of Tenant's bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

In case of any re-entry, dispossess by summary proceedings or termination of the term hereof due to Tenant's default, (x) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or termination; (y) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or occupancy free of rent for any period; and (z) Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to perform any obligation, at Landlord's election, either of the amounts provided for in item (1) or item (2) and, in addition thereto, the amounts provided for in item (3). Landlord shall have no obligation to re-let the Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant's liability hereunder. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceed the sums payable to Tenant hereunder or which covers a period after the original term of this Lease. Said items (1), (2) and (3) are as follows:

(1) A sum which, at the time of such re-entry, dispossess or termination, as the case may be, represents the then value (using a discount rate equal to the yield on United States Treasury obligations selected by Landlord maturing closest to the date set forth herein as the then established expiration date of the term of this Lease) of the amount by which (x) the aggregate of the fixed annual rent and any

regularly payable additional rent hereunder that would have been payable by Tenant for the period commencing with such re-entry, dispossess or termination, as the case may be, and ending on the date then established herein for the expiration of the term of this Lease exceeds (y) the aggregate fair market rental value of the rental value of the Premises for the same period (which sum is sometimes hereinafter called "the lump sum payment"); or

(2) Sums equal to any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected (*i.e.*, the amount of rents collected hereunder less all of the costs referred to in item (3) below incurred by Landlord) on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. Such deficiency shall become due and payable monthly, as it is determined; and

(3) A sum to be added to such lump sum payment or deficiency, as the case may be, equal to the expenses that Landlord incurs in connection with re-letting the Premises and pursuing Landlord's rights and remedies (whether or not any legal action is commenced) including, but not limited to, legal expenses, reasonable attorneys' fees, court costs, brokerage commissions, advertising costs, the value of any rent-free period, the costs of all alterations and decorations deemed advisable by Landlord to market the Premises following such re-entry or dispossess, and costs to keep the Premises in good order and/or for preparing the same for re-letting.

If Landlord re-enters the Premises for any cause, or if Tenant abandons or vacates the Premises, and after the expiration of the term of this Lease, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then upon Landlord prevailing in such action Tenant will reimburse Landlord for the legal expenses and fees thereby incurred by Landlord.

7. LANDLORD MAY CURE DEFAULTS

If Tenant shall default beyond the expiration of the applicable notice and grace period (or sooner in case of emergency) in performing any covenant or condition of this Lease, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant which remains uncured ten (10) days after Landlord provides Tenant notice of such default, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable and out-of-pocket attorneys' fees and disbursements, such sums so paid or obligations incurred shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord, together with interest at an annual rate equal to the average of all prime rates published from time to time in *The Wall Street Journal* (Eastern Edition) plus two percent (2%) calculated from the date of each expenditure by Landlord (the "Interest Rate"), within thirty (30) days of rendition of any bill or statement therefor, and if

Tenant's Lease term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by Landlord as damages.

8. ALTERATIONS

A. Tenant shall make no decoration, alteration, addition or improvement in the Premises ("alteration"), without the prior written consent of Landlord (except as otherwise expressly provided herein), and then only by contractors or mechanics and in such manner and with such materials as shall be reasonable approved by Landlord. All alterations, additions or improvements to the Premises, including window and central air conditioning equipment and duct work, if any, and fixtures, equipment and built-ins, except movable office furniture and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the Premises at the expiration or sooner termination of the term of this Lease. Any such alterations, additions and improvements which Landlord shall designate, shall be removed by Tenant and any damage repaired, at Tenant's expense prior to the expiration of the term of this Lease. Notwithstanding the foregoing, Landlord may only require Tenant to remove Specialty Alterations (as hereinafter defined) on or before the end of the Lease term. Landlord shall advise Tenant at the time of Landlord's approval of the plans and specifications therefor, as to whether Tenant will be required to remove a Specialty Alteration, provided Tenant requests in writing (using bold letters) that Landlord advise Tenant of such removal obligation with submittal of the applicable plans and specifications, and if Landlord shall fail to so advise, Landlord shall be deemed to have waived Tenant's obligation to remove such Specialty Alteration. For purposes hereof, "Specialty Alterations" means alterations made by or on behalf of Tenant or anyone claiming by, through or under Tenant (except for Landlord's Work), consisting of kitchens, executive bathrooms, raised floors, internal staircases, dumb waiters, pneumatic tubes, vertical and horizontal transportation systems and other alterations of a similar character that are above and beyond standard or typical office installations in general office space in New York City and are more costly and difficult to remove than standard office installations. All alterations shall be in accordance with the Tenant Construction Guidelines attached hereto as Exhibit E.

B. Anything in this Article to the contrary notwithstanding, Landlord shall not unreasonably withhold approval of written requests of Tenant to make nonstructural interior alterations in the Premises, provided that such alterations do not affect the structure of the Building, utility services or plumbing and electrical lines or other systems of the Building. Landlord may withhold its consent to any other alterations in its sole discretion. Tenant shall pay to Landlord, upon demand, all of Landlord's reasonable costs and expenses) (including architects' and engineers' fees) for reviewing Tenant's plans for the alterations (other than in connection with Acceptable Alterations) and inspecting the alterations during the performance thereof. All alterations shall be performed in accordance with the following conditions:

(i) All alterations requiring the submission of plans to any governmental agency (including the department of buildings of the City of New York) shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. Landlord shall be given, in writing, a good description of all other alterations.

(ii) All alterations shall be performed in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such alterations and Landlord shall reasonably cooperate with Tenant in obtaining same (at no cost or liability to Landlord).

(iii) All alterations shall be done in compliance with all other applicable provisions of this Lease, all Building regulations (including specifications for construction material and finishes criteria adopted by Landlord for the Building) and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990, as amended, New York City Local Law No. 5/73 and New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant's sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord's rules and regulations thereon. Tenant shall retain, at its sole cost and expense, a code consultant designated by Landlord to submit plans for alterations to all applicable governmental agencies and obtain all necessary governmental permits in connection with the performance of alterations. Notwithstanding anything to the contrary herein contained, Tenant agrees not to penetrate or disrupt the structural columns of the Building located within the Premises or any area within three feet of any such structural column, in connection with any alteration performed for or on behalf of Tenant without Landlord's prior written consent in Landlord's sole and absolute discretion.

(iv) Tenant agrees that alterations shall only be performed by contractors approved by Landlord in Landlord's reasonable discretion. Any contractor approved by Landlord shall cooperate with Landlord so that such contractor shall comply with Landlord's rules and regulations in connection with the Building and/or the Premises, including without limitation, the Tenant Construction Guidelines attached hereto as Exhibit E, including, without limitation, Landlord's insurance requirements pertaining to all contractors and subcontractors contained therein. Tenant shall not, at any time prior to or during the term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any alterations, if, in Landlord's sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

(v) Tenant shall keep the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises, other than through Landlord (including, without limitation, in connection with Landlord's Work).

(vi) All work to be performed by Tenant shall be done in a manner which will not interfere with or disturb other tenants and occupants of the Building. No demolition or core

drilling or welding shall be permitted between the hours of 7:00 a.m. and 6:00 p.m. on Mondays through Fridays.

(vii) Upon Tenant's request, Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted alteration (if the provisions of the applicable law require that Landlord join in such application), provided that Tenant shall reimburse Landlord for any actual and reasonable cost, expense or liability in connection therewith.

(viii) Notwithstanding anything herein set forth to the contrary, within thirty (30) days after final completion of any alteration, Tenant shall deliver to Landlord final record drawings of the alteration including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the Premises. Tenant shall require its architect, if applicable due to the nature and specifications of said alteration to load and maintain such record plans on a CADD system.

C. Notwithstanding anything in this Article 8 to the contrary, Landlord's consent shall not be required for any alterations ("Acceptable Alterations") which are non-structural and (a) do not affect any Building systems, (b) affect only the Premises and are not visible from outside of the Premises, (c) do not affect the certificate of occupancy issued for the Building or the Premises, (d) do not require a permit to be issued by the New York City Building Department, and (e) do not violate any applicable law or cause the Premises or Building to be non-compliant with any applicable law, provided that the cost of such alterations do not exceed $150,000 in any twelve (12) consecutive month period. At least ten (10) days prior to making any such Acceptable Alteration, Tenant shall submit to Landlord the plans and specifications for such Acceptable Alteration unless plans and specifications shall not be required by any applicable law or good construction practice (and in such event, Tenant shall provide Landlord with a reasonably detailed description of the Acceptable Alteration to be performed), and any such Acceptable Alteration shall otherwise be performed in compliance with the provisions of this Article 8. Tenant shall also deliver to Landlord upon request copies of contracts in order that Landlord can confirm that the alterations in question are, in fact, Acceptable Alterations.

9. LIENS

Except for any liens filed in connection with Landlord's Work, Tenant at its expense shall cause any lien filed against the Premises or the Building, for work or materials claimed to have been furnished to Tenant, to be bonded or discharged of record within thirty (30) days after notice thereof.

10. REPAIRS

A. Except as otherwise provided hereunder, Landlord shall maintain and repair the structural portions of the Premises and the exterior of and public portions of the Building and all Building systems servicing the Premises. Tenant shall take good care of the Premises and the fixtures and appurtenances therein, and shall make all repairs to and replacements of the Premises, at its sole cost and expense, necessary to keep them in good working order and

condition, including, without limitation, the interior of the Premises and operational parts therein (plumbing equipment and fixtures), the heating, ventilation and air-conditioning equipment serving the Premises (the "HVAC System"), interior maintenance (floors, doors (including interior and exterior portions thereof), toilets, light replacements, etc.), all other elements or systems within the Premises or which exclusively serve the Premises, and structural repairs when those are necessitated by (i) the act, omission or negligence of Tenant or its agents, contractors employees or invitees, (ii) required as a result of Tenant's use of the Premises, (iii) any repairs, installations or alterations made by or on behalf of Tenant, and (iv) any breach of Tenant's obligations under this Lease. Repairs, parts, materials, and equipment used by Tenant to fulfill its obligations hereunder shall be made with new parts and materials of at least of a quality equivalent to those initially installed within the Premises and shall be performed in accordance with then existing laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary, of all governmental authorities, including without limitation, the Americans with Disabilities Act, 42 U.S.C. Section 12101 (et. Seq.), and all requirements of any applicable fire rating bureau or other body exercising similar functions, affecting the Building, and all requirements of all insurance bodies affecting the Premises. In addition, Tenant shall maintain in force and provide a copy of same to Landlord, a HVAC System repair and full-service maintenance contract in form reasonable satisfactory to Landlord (the "Maintenance Contract") with an HVAC contractor or servicing organization reasonable approved by Landlord within thirty (30) days after Tenant takes possession of the Premises for the conduct of Tenant's business. Any such contract shall expressly state (i) that it shall be an automatically renewing contract terminable by no less than thirty (30) days prior written notice to the Landlord, and (ii) that the contractor providing such service shall maintain a log at the Premises detailing the service provided during each visit pursuant to such contract. Tenant shall keep such log at the Premises and permit Landlord to review same promptly after Landlord's request. Provided Tenant has complied with its obligations under this Lease and maintained the HVAC System as required under this Section 10.A., including, without limitation, having maintained the Maintenance Contract as required hereunder, Landlord shall be responsible for the replacement of the compressor and other major components of the HVAC System, provided in each case that the replacement of same was not caused by Tenant's breach of its obligations under this Lease, any alterations performed by or on behalf of Tenant, Tenant's failure to use the HVAC System strictly in accordance with the specifications therefor and/or the negligence or willful act or omission of Tenant or any subtenants or occupants of the Premises or any of their respective agents, contractors, subcontractors, employees, invitees or licensees. The entire HVAC System is and shall at all times remain the property of Landlord and at the expiration or sooner termination of this Lease, Tenant shall surrender to Landlord the same in good working order and condition, reasonable wear and tear accepted. Tenant shall not make any changes or additions to the HVAC System until Tenant shall have received Landlord's written consent thereto. Should Tenant fail to obtain the contract required herein, Landlord may do so and charge the Tenant the monthly cost of same plus an administrative fee equal to ten percent (10%) of such cost, as additional rent hereunder, and Tenant shall pay the first installment of same by no later than the sooner to occur of (a) the tenth (10th) day after Landlord bills Tenant for such charge, or (b) the date Tenant's next installment of fixed annual rent is due. Thereafter, Tenant shall pay such monthly charge with its monthly fixed rental installment. Tenant may install a supplemental HVAC system in accordance with the terms of Article 8; it being agreed that Tenant shall not be subject to any tap-in fees in connection with same.

B. The exterior walls of the Building, the windows and the portions of all window sills outside same and areas above any hung ceiling are not part of the Premises demised by this Lease, and Landlord hereby reserves all rights to such parts of the Building. Tenant shall replace, at its expense, any interior glass damaged or broken from any cause whatsoever in the Premises. Except for Landlord's Work, if the conduct and/or performance of any alterations made by or on behalf of Tenant, require Landlord to make any alterations or improvements to any part of the Building in order to comply with any legal requirements, Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such alterations or improvements.

11. DESTRUCTION

A. If the Premises shall be partially damaged by fire or other casualty, the damage (including any damage to Landlord's Work, the Building systems that service the Premises, the common areas of the Building that Tenant uses, and the structural elements of the Building that are required for Tenant's use and occupancy of the Premises) (collectively, "Landlord's Restoration Work") shall be repaired at the expense of Landlord, subject to any rights that Landlord's mortgagee may have with respect to any insurance proceeds and to the extent of any insurance proceeds received by Landlord in connection with same, but without prejudice to the rights of subrogation, if any, of Landlord's insurer. Landlord's Restoration Work shall not include the repair or restoration of, and Landlord shall not be required to repair or restore, any of Tenant's property or any alteration or leasehold improvement made by or for Tenant at Tenant's expense, other than Landlord's Work. Tenant shall give Landlord prompt notice of any damage or destruction to the Premises. Landlord shall not be liable to Tenant for any delay in restoring the Premises, and the rent hereunder shall not be abated, subject to the following sentence. So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under the Lease and the Lease is then in full force and effect, then until Landlord substantially completes Landlord's Restoration Work (or Landlord's Restoration Work would have been substantially completed but for delays caused by Tenant), fixed annual rent and Tenant's Tax Payment shall be reduced in the proportion by which the area of the part of the Premises subject to Landlord's Restoration Work which is not usable (or accessible) and is not used by Tenant bears to the total area of the Premises, except that no such rent reduction shall be applicable (and there shall be no reduction in rent) for the first twelve (12) months after the casualty or damage requiring such Landlord's Restoration Work occurs. If (i) the Premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the Premises, (ii) the Premises are rendered wholly untenantable by fire or other casualty during the last twenty-four (24) months of the term hereof, or (iii) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the Premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant (the "Landlord Termination Notice") of its election that the term of this Lease shall automatically expire no less than ten (10) days after such notice is given. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance

policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof

B. Notwithstanding the foregoing, if the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises and does not send Tenant the Landlord Termination Notice, Landlord shall, within one hundred twenty (120) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the "Restoration Notice") to Tenant of the date by which such contractor or architect estimates Landlord's Restoration Work shall be substantially completed. If (x) such date, as set forth in the Restoration Notice, is more than twelve (12) months from the date of such damage, or (y) if the Premises are rendered wholly untenantable by fire or other casualty during the last twenty-four (24) months of the term hereof, then, in either case, Tenant shall have the right to terminate this Lease by giving notice (the "Tenant Termination Notice") to Landlord not later than thirty (30) days following delivery of the Restoration Notice to Tenant, in the case of clause (x), or the date that is thirty (30) days following the date of the damage, in the case of clause (y). If Tenant delivers a Tenant Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Tenant Termination Notice and Tenant shall have no obligation to restore the Premises pursuant to this Article 11.

12. END OF TERM

A. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its personal property. Tenant agrees that any personal property remaining in the Premises following the expiration of the term of this Lease (or such earlier date as of which the term hereof may have been terminated) shall for all purposes be deemed conveyed to and to be the property of Landlord who shall be free to dispose of such property, at Tenant's cost, in any manner Landlord deems desirable. Landlord may retain or assign any salvage or other residual value of such property. In consideration of Landlord's disposing of such property, Tenant shall reimburse Landlord or pay to Landlord any cost which Landlord may incur in disposing of such property within ten (10) days after demand therefor. If Tenant delays in so surrendering the Premises for more than sixty (60) days after the Expiration Date or earlier termination of the Lease, Tenant shall be liable for all consequential damages and shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant to timely surrender the Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within one (1) day after the expiration or sooner termination of the term of this Lease, then Tenant shall pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or termination of the term of this Lease, a sum equal to (i) for the initial sixty (60) days of such holdover, one hundred fifty percent (150%) of the average

rent and additional rent which was payable per month under this Lease during the last six (6) months of the term thereof and (ii) thereafter, two hundred percent (200%) of the average rent and additional rent which was payable per month under this Lease during the last six (6) months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this Lease. Anything in this Lease to the contrary notwithstanding, the acceptance of any rent shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an agreement expressly "providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import. Tenant expressly waives, for itself and for any person or entity claiming through or under the Tenant, any rights which the Tenant or any such person or entity may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute. Tenant's obligations under this paragraph shall survive the expiration or sooner termination of the term of this Lease. At any time during the term of this Lease, Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord's interest therein. During the last year of the term of this Lease, Landlord may exhibit the Premises to prospective tenants. In entering the Premises pursuant to this Article 12, Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during any such entry.

13. SUBORDINATION AND ESTOPPEL, ETC.

A. This Lease and Tenant's rights hereunder are and shall be subject and subordinate to and all master leases of the Building project, ground or underlying leases and to all mortgages, building loan agreements, leasehold mortgages, spreader and consolidation agreements and other similar documents and instruments (individually, a "Superior Interest" and collectively, "Superior Interests"), which may now or hereafter affect such leases or the real property of which the Premises form a part and to all renewals, modifications, consolidations, replacements, extensions, assignments, spreaders, consolidations and refinancings thereof and to all advances made or hereafter made thereunder. This Article shall be self-operative and no further instrument of subordination shall be necessary. In confirmation of such subordination, Tenant shall within ten (10) days after written request execute any instrument in recordable form that Landlord or the holder of any Superior Interest may request. In the event that the master lease or any other ground or underlying lease is terminated, or any mortgage foreclosed, this Lease shall not terminate or be terminable by Tenant unless Tenant was specifically named in any termination or foreclosure judgment or final order for the purposes of terminating this Lease or the interest of Tenant in the Premises.

B. Any holder of a Superior Interest may elect that this Lease shall have priority over such Superior Interest and, upon notification by such holder of a Superior Interest to Tenant, this Lease shall be deemed to have priority over such Superior Interest, whether this Lease is dated prior to or subsequent to the date of such Superior Interest. In the event that any master lease or any other ground or underlying lease is terminated as aforesaid, or if the interests of Landlord under this Lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, or if the holder of any Superior Interest shall otherwise succeed to Landlord's estate in the lease or the Building, or the rights of Landlord under this Lease, then

Tenant will, at the option to be exercised in writing by the lessor under any such master lease or other ground or underlying lease, the holder of any other Superior Interest or such purchaser, assignee or lessee, as the case may be, (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, mortgagee or such purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor, mortgagee or such purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms, conditions and rentals as herein provided. The foregoing provisions shall inure to the benefit of any such successor landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Interest, shall be self-operative upon any such request and no further instrument shall be required to give effect to said provisions; provided, however, that upon request of any such successor landlord, Tenant shall promptly execute and deliver, from time to time, any instrument in recordable form that any successor landlord may reasonably request to evidence and confirm the foregoing provisions of this paragraph, in form and content reasonably satisfactory to each such successor landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the then executory terms of this Lease except that such successor landlord shall not be: (a) liable for any previous act or omission or negligence of any prior landlord under this Lease (including, without limitation, Landlord); (b) subject to any counterclaim, demand, defense, deficiency, credit or offset which Tenant might have against any prior landlord under this Lease (including, without limitation, Landlord); (c) bound by any modification, amendment, cancellation or surrender of this Lease or by any prepayment of more than one (1) month's fixed annual rent or additional rent, unless such modification, cancellation, surrender or prepayment shall have been approved in writing by the successor landlord; (d) bound by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord under this Lease (including, without limitation, Landlord), unless such payments have been received by the successor landlord; and (e) bound by any agreement of any landlord under this Lease (including, without limitation, Landlord) with respect to the completion of any improvements affecting the Premises, the Building, the land or any part thereof or for the payment or reimbursement to Tenant of any contribution to the cost of the completion of any such improvements.

C. If the then current term of any master, ground or other underlying lease to which this Lease is subordinate shall expire prior to the date set forth herein for the expiration of this Lease, then, unless (i) the term of such underlying or other lease shall have been extended, which extension Landlord may arbitrarily decline to enter into, or (ii) the holder of any Superior Interest shall elect, in writing, to have Tenant attorn to it, the term of this Lease shall expire on the date of the expiration of any master, ground or other underlying lease to which this Lease is subordinate, notwithstanding the later termination date herein above set forth. If any such master, ground or other underlying lease is renewed or if the holder of any Superior Interest shall elect, in writing, to have Tenant attorn to it, then the term of this Lease shall expire as herein above set forth and, Tenant shall attorn to the holder of such Superior Interest on the terms and conditions set forth herein for attornment.

D. From time to time, Tenant, on ten (10) days' prior written request by Landlord, will deliver to Landlord and the holder of any Superior Interest a statement in writing certifying

that this Lease is unmodified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid, stating the date of expiration of the term hereof and whether any renewal options exists (and if so, the terms thereof), stating whether any defense or counterclaim to the payment of any rent exists, whether any allowance or work is due to Tenant from Landlord, stating whether or not the Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge and containing such other information as the holder of any Superior Interest may request (an "Estoppel Certificate"). Nothing contained herein will be deemed to impair any right, privilege or option of the holder of any Superior Interest. If, in connection with obtaining, continuing or renewing financing or refinancing for the Building and/or the land, the lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially and adversely increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender with the granting of such additional time for such curing as may be required for such lender to get possession of the said Building and/or land) or materially and adversely affect the leasehold interest hereby created or the rights of Tenant thereunder. If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until: (a) it shall have given written notice of such act or omission to each holder of any Superior Interest of which it has written notice, and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice (which reasonable period shall be equal to the period to which Landlord would be entitled under this Lease to effect such remedy, plus an additional thirty (30) day period), provided such holder or lessor shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

E. Landlord shall use commercially reasonable efforts to obtain for Tenant, a form Subordination, Non-Disturbance and Attornment Agreement ("SNDA") from the holder of any current or future Superior Interest. The delivery of an SNDA form by such holder shall not be a condition to the effectiveness or continuing validity of this Lease, and Landlord makes no representation that an SNDA is obtainable from any such holder. Landlord shall have no obligation to incur any expense or take any action whatsoever (other than making the request) in order for Tenant to obtain an SNDA, and if such holder agrees to deliver an SNDA to Tenant, any costs or expense payable to the holder or its counsel or representative for the delivery thereof shall be paid by Landlord, up to a cap of $1,500; it being agreed that Tenant shall reimburse Landlord for any such costs in excess of such amount within twenty (20) days of demand therefor.

14. CONDEMNATION

A. In the event that the whole of the Premises shall be lawfully condemned or taken in any manner for any public or *quasi*-public use or purpose, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the "date of taking"), and Tenant shall have no claim against Landlord for, or make

any claim for, the value of any unexpired term of this Lease, and the fixed annual rent and additional rent shall be apportioned as of such date.

B. In the event that any part of the Premises shall be so condemned or taken, then this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent and additional rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to cancel this Lease in the event more than twenty-five percent (25%) of the Premises should be so condemned or taken, provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the date when title shall vest in the condemning authority. Landlord shall give Tenant copies of any notice received from the condemning authority as to vesting. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of such notice and the fixed annual rent and additional rent shall be apportioned as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Premises, the fixed annual rent and additional rent shall be diminished by an amount representing the part of said fixed annual rent and additional rent properly applicable to the portion or portions of the Premises which may be so condemned or taken. If as a result of the partial taking (and this Lease continuing in force as to the part of the Premises not so taken), any part of the Premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking (subject to paragraph D below), and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the fixed annual rent and additional rent shall be diminished, the matter shall be determined by arbitration in New York City.

C. Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding, Tenant's moving expenses, and the value of Tenant's fixtures, or Tenant's alterations, installations and improvements which do not become part of the Building, or property of Landlord; or, in the case of temporary taking, so long as rent hereunder is paid to Landlord, Tenant may make a claim for rental value and damages to the Premises (which are of a nature that Tenant is obligated hereunder to repair same) or damages to Tenant's furniture and fixtures.

D. In the event that only a part of the Premises shall be so taken and Tenant shall not have elected to cancel this Lease as above provided, the entire award for a partial taking shall be paid to Landlord, and Landlord, at Landlord's own expense, shall to the extent of the net proceeds (after deducting reasonable expenses including and out-of-pocket attorneys' and appraisers' fees) of the award restore the unaffected part of the Building to substantially the same condition and tenantability as existed prior to the taking.

E. Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of rent for that portion of the Premises which is being restored and is not usable until the completion of the restoration or until the said portion of the Premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than six (6) months after the taking; provided, however, if Landlord is delayed by strike, lockout, the elements, or other causes beyond Landlord's control, the time for completion shall be extended for a period equivalent to the delay. Should Landlord

fail to complete the restoration within the said six (6) months or the time as extended, Tenant may elect to cancel this Lease and the term hereby granted provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the end of said six (6) months of time or the time as extended.

15. REQUIREMENTS OF LAW

A. Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises (whether any such law, order or regulation is in effect on, or enacted or made effective after, the date hereof, whether contemplated or foreseen on the date hereof or not), which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof. If the Building shall be subject to any law, order or regulation enacted after the Commencement Date (or if the Building shall be subject to any law, order or regulation enacted prior to the Commencement Date if such compliance is required for the first time after the Commencement Date by reason of any amendment, modification or reinterpretation thereof which is imposed or enacted after the Commencement Date) affecting its structural integrity; the physical condition of its façade, roof, parapets or other exterior part thereof; its life, fire, sprinkler or other safety systems; the accessibility of the Building and its accouterments to the handicapped or disabled; or the regulation, containment, abatement, or removal of Hazardous Substances (as hereinafter defined) therein (including, without limitation, asbestos and asbestos containing materials), that requires Landlord to incur any obligation or expense to install, alter, make any addition to or improve the Building or any system thereof or any equipment or accouterment to any of the foregoing or install any new system, Tenant shall pay to Landlord in monthly installments, as additional rent hereunder, commencing on the first day following Landlord's notice or demand for payment thereof, the Percentage of the cost of such alteration, addition, or improvement. For the purposes hereof, the Percentage of such cost shall be a sum equal to the product that results from multiplying (x) the quotient that results from dividing (i) the aggregate cost (including, without limitation, costs of material and labor, architectural, legal, engineering and other professional fees, interest on and other costs incurred in connection with any loan to finance such alteration, addition, or improvement, and all related equipment and apparatus, and rents for leased tools and equipment) of such alteration, addition, or improvement by (ii) the greater of the (1) Remaining Months (as defined below) and (2) useful life (as determined by Landlord) of such alteration or improvement (and the equipment and apparatus forming a part thereof) expressed in months (not exceeding 120) by (y) the number of whole and partial months remaining in the term hereof as of the date of substantial completion of the work performed in connection with such alteration, addition, or improvement (the "Remaining Months") by (z) the Percentage. Tenant acknowledges that the useful life of any constituent part of any such alteration, improvement, or improvement may be different from the useful life of any other constituent part. Landlord may, therefore, separately compute the payments due by Tenant pursuant to this paragraph taking into account the various useful lives of such constituent parts and their individual costs and bill Tenant accordingly. The monthly installments payable by Tenant on account of any such alteration, addition or improvement may vary depending on the various useful lives and costs of the constituent parts.

The foregoing shall not require Tenant to do structural work but shall require Tenant to perform, at its sole cost and expense, work, including asbestos abatement and abatement of any

other Hazardous Substances that may become necessary by reason (except for Landlord's Work) the bringing of same in to the Building or Premises by Tenant or any of Tenant's employees, agents or contractors and of any installation, alteration, improvement or work made to the Premises by Tenant or anyone claiming through or under Tenant or specific manner of use of the Premises.

B. Tenant shall require every person engaged by it to clean any window in the Premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law of New York and the rules of any governmental authority having or asserting jurisdiction.

C. Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the Premises and shall not use the Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant's use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

16. CERTIFICATE OF OCCUPANCY

The statement in this Lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the Premises, and if any change is required to the certificate of occupancy in order for Tenant to lawfully conduct its business in the Premises (as opposed to merely occupying the Premises for the Permitted Use), then Tenant shall cause the certificate of occupancy to be modified at its sole cost and expense with Landlord's prior consent thereto.

17. POSSESSION

A. If Landlord shall be unable to give possession of the Premises on any specified date because of the retention of possession of any occupant thereof or alteration or construction work, including, without limitation, Landlord's Work, or for any other reason, subject to the terms of Section 17(B), Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances. If permission is given to Tenant to occupy the Premises or other premises prior to the date specified as the Commencement Date, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article 17 are intended to constitute an "express provision to the contrary" within the meaning of Section 223(a) of the New York Real Property Law.

B. If Landlord fails to substantially complete Landlord's Work prior to the date that is six (6) months after the date hereof, which date shall be subject to extension for force majeure and Tenant delay, then, as Tenant's exclusive remedy with respect thereto, the Rent Commencement Date shall be extended by one day for each day after such date that Landlord fails to substantially complete Landlord's Work through and including the earlier of the date

Landlord substantially completes Landlord's Work and the day prior to the date that is eight (8) months after the date hereof. If Landlord fails to substantially complete Landlord's Work prior to the date that is eight (8) months after the date hereof, which date shall be subject to extension for force majeure and Tenant delay, then, as Tenant's exclusive remedy with respect thereto, the Rent Commencement Date shall be extended by two days for each day after such date that Landlord fails to substantially complete Landlord's Work.

18. QUIET ENJOYMENT

Landlord covenants that if Tenant pays the rent and performs all of Tenant's other obligations under this Lease, Tenant may peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Lease and to any master lease and other Superior Interests.

19. RIGHT OF ENTRY

Tenant shall permit Landlord to erect and maintain pipes and conduits in and through the Premises. Any pipes or conduits installed in or through the Premises pursuant to this Article 19 shall (i) either be concealed behind, beneath or within then existing partitioning, columns, ceilings or floors located in the Premises, or completely furred at points immediately adjacent to existing partitioning columns or ceilings located in the Premises and (ii) not reduce the usable area of the Premises by more than a de minimis extent. Landlord or its agents shall have the right to enter or pass through the Premises at all times, by master key or otherwise, to examine the same, to exhibit the space to prospective tenants, purchasers, investors and lenders, and to make such repairs, installations, alterations or additions to the Building or the Premises as may be required by law or as Landlord may deem necessary or desirable, and to take into and store within and upon the Premises all material that may be used in connection with any such repair, installation, alteration or addition work to the extent that such work is located in the Premises. Such entry, storage and work in connection with any such repair, installation, alteration or addition shall not constitute an eviction (whether actual or constructive) of Tenant in whole or in part or breach of the covenant of quiet enjoyment, shall not be grounds for any abatement of rent, and shall not impose any liability on Landlord to Tenant by reason of inconvenience or injury to Tenant's business or to the Premises. Subject to Tenant always having adequate ingress and egress to the Premises, Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows (except those located in and on the Premises), corridors, elevators, stairs, toilets, (except those located in the Premises) or other public parts of the Building, and to change the name or number by which the Building is known. In entering the Premises pursuant to this Article 19, Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during any such entry.

20. VAULT SPACE

Anything contained in any plan or blueprint to the contrary notwithstanding, no vault or other space not within the Building property line is demised hereunder. Any use of such space by Tenant shall be deemed to be pursuant to a license, revocable at will by Landlord, without

diminution of the rent payable hereunder. If Tenant shall use such vault space, any fees, taxes or charges made by any governmental authority for such space shall be paid by Tenant.

21. INDEMNITY

Tenant shall defend, indemnify and hold harmless Landlord, and Landlord Parties (as hereinafter defined) from and against any and all claims, demands, liability, losses, damages, costs and expenses (including reasonable and out-of-pocket attorneys' fees and disbursements) arising from or in connection with: (a) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations hereunder; (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under or through Tenant; (c) any act, omission or negligence of Tenant or any of its subtenants, assignees or licensees or its or their partners, principals, directors, officers, agents, invitees, employees, guests, customers or contractors during the term hereof; (d) any accident, injury or damage occurring in or about the Premises during the term hereof, except to the extent the same is due to Landlord's negligence or willful misconduct; (e) the performance by Tenant of any alteration in the Premises including, without limitation, Tenant's failure to obtain any permit, authorization or license or failure to pay in full any contractor, subcontractor or materialmen performing work on such alteration; and (f) mechanics lien filed, claimed or asserted in connection with any alteration or any other work, labor, services or materials done for or supplied to, or claimed to have been done for or supplied to, or claimed to have been done for or supplied to Tenant, or any person claiming through or under Tenant, other than Landlord's Work. If any claim, action or proceeding is brought against any of the Landlord Parties for a matter covered by this indemnity, Tenant, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Landlord and the indemnified person or entity. The provisions of this Article shall survive the expiration or sooner termination of this Lease. The above notwithstanding, with respect to any injury or damage to property covered by insurance, the foregoing indemnification shall be limited by and subject to any waiver of subrogation obtained in accordance with this Lease. As used herein and in all other provisions in this Lease containing indemnities made for the benefit of Landlord, the term "Landlord" shall mean the Landlord herein named and its managing agent and their respective parent companies and/or corporations, their respective controlled, associated, affiliated and subsidiary companies and/or corporations and their respective members, officers, partners, agents, consultants, servants, employees, successors and assigns. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

22. LANDLORD'S LIABILITY

A. If, by reason of (i) strike, (ii) labor troubles, (iii) governmental pre-emption in connection with a national emergency, (iv) any rule, order or regulation of any governmental agency, (v) conditions of supply or demand, (vi) conditions affected by, or actions taken by Landlord or others reasonably intended to assure the health, security or safety of the Building or any person in response to, war, any act of terrorism or violence (even if not directed at the Building or any occupant thereof), or other national, state or municipal emergency (whether or not officially proclaimed by any governmental authority) or (vii) any other cause beyond

Landlord's control, Landlord does not fulfill any obligation under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused. As Landlord shall learn of the happening of any of the foregoing conditions, Landlord shall notify Tenant of such event and, if ascertainable, its estimated duration, and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

B. This Lease and the obligations of Tenant hereunder shall in no way be affected because Landlord is unable to fulfill any of its obligations or to supply any service (including, without limitation, heat, electricity, air conditioning, elevators, water, chilled water, or condenser water, in each case, if Landlord is obligated hereunder to furnish the same), by reason of any of the causes set forth in paragraph A above. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord to the Building or the Premises, until such repairs, alterations or improvements shall have been completed. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business, unless due to the negligence of Landlord nor shall Landlord be liable for any latent defect in the Premises or the Building. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling ceilings, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause or whatsoever nature, including but not limited to the making or repairs and improvements, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in said Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in any fixtures or equipment. TENANT AGREES TO LOOK SOLELY TO LANDLORD'S ESTATE AND INTEREST IN THE LAND AND BUILDING, OR THE LEASE OF THE BUILDING OR OF THE LAND AND BUILDING, AND THE PREMISES, FOR THE SATISFACTION OF ANY RIGHT OR REMEDY OF TENANT FOR THE COLLECTION OF A JUDGMENT (OR OTHER JUDICIAL PROCESS) REQUIRING THE PAYMENT OF MONEY BY LANDLORD, IN THE EVENT OF ANY LIABILITY BY LANDLORD, AND NO OTHER PROPERTY OR ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT'S REMEDIES UNDER OR WITH RESPECT TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR TENANT'S USE AND OCCUPANCY OF THE PREMISES OR ANY OTHER LIABILITY OF LANDLORD TO TENANT (EXCEPT FOR NEGLIGENCE, IN WHICH CASE TENANT MAY ALSO LOOK TO THE PROCEEDS OF ANY INSURANCE CARRIED BY LANDLORD AND NOT PAYABLE UNDER INSURANCE TO BE MAINTAINED BY TENANT PURSUANT TO THE TERMS HEREOF). IN NO EVENT SHALL TENANT BE ENTITLED TO MAKE, NOR SHALL TENANT MAKE, ANY CLAIM, AND TENANT HEREBY WAIVES ANY CLAIM, FOR MONEY DAMAGES (NOR SHALL TENANT CLAIM ANY MONEY DAMAGES BY WAY OF SET-

OFF, COUNTERCLAIM OR DEFENSE) BASED UPON ANY CLAIM OR ASSERTION BY TENANT THAT LANDLORD HAS UNREASONABLY WITHHELD OR UNREASONABLY DELAYED ITS CONSENT OR APPROVAL TO A PROPOSED ASSIGNMENT OR SUBLETTING AS PROVIDED FOR IN THIS LEASE. TENANT'S SOLE REMEDY SHALL BE AN ACTION OR PROCEEDING TO ENFORCE ANY SUCH PROVISION, OR FOR SPECIFIC PERFORMANCE, INJUNCTION OR DECLARATORY JUDGMENT.

23. CONDITION OF PREMISES

A Tenant expressly acknowledges that it has inspected the Premises and is fully familiar with the physical condition thereof. Tenant agrees to accept the Premises in their "as is" condition, other than with respect to the performance of Landlord's Work. Tenant acknowledges that Landlord (i) has made no representation respecting the physical condition of the Premises, including the existence or non-existence of any hazardous substances, any defects or other matters concerning their physical condition and (ii) shall have no obligation to do any work in and to the Premises in order to make them suitable and ready for occupancy and use by Tenant, except Landlord shall, at its sole cost and expense, Substantially Complete (as hereinafter defined) Landlord's Work and deliver the Premises vacant and broom clean.

B. Promptly after the unconditional execution and delivery of this Lease by Landlord and Tenant and payment of the first month's fixed annual rent and the Security Deposit (as hereinafter defined) by Tenant, Landlord shall commence the performance of Landlord's Work and diligently pursue completion thereof and shall upon Substantial Completion of Landlord's Work deliver the Premises to Tenant vacant and broom clean. Landlord shall perform Landlord's Work in accordance with all applicable laws and in a good workman like manner. Landlord shall give Tenant at least ten (10) days prior written notice of the date that Landlord reasonably anticipates Landlord's Work will be Substantially Completed. Tenant agrees that Landlord shall have no obligation to perform any work, supply any materials or incur any costs in preparation of the Premises for Tenant's occupancy except for Landlord's Work.

C. The term "Substantial Completion" or "Substantially Completed" or words of similar import shall mean the date when Landlord's Work in the Premises then remaining to be done, if any, consists of minor "punchlist items" and shall have reached that stage of completion such that Tenant could either use or occupy the Premises, or Tenant could then proceed to commence its initial alterations without unreasonable interference by reason of those items still required to complete Landlord's Work, not including any of Landlord's Work that relates to work outside of the Premises (including, without limitation any work to the lobby or the façade of the Building). Further, taking of possession of the Premises by Tenant or the commencement of construction by Tenant following Tenant's receipt of notice from Landlord of Substantial Completion of Landlord's Work in respect thereof, or otherwise, shall be conclusive evidence that Substantial Completion was, in fact, achieved. Within five (5) days after the date that Tenant accepts possession of the Premises, Tenant shall advise Landlord of any punchlist items remaining to be completed. There shall be no rent abatement or allowance to Tenant for diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of punchlist items or the storage of any materials in connection therewith. Landlord

shall complete any punchlist items within forty-five (45) days of Substantial Completion of Landlord's Work.

Notwithstanding the foregoing, if Landlord's Work is not Substantially Completed and is delayed by acts, omissions or changes made or requested by Tenant, its employees, agents, designers, architects or any other party acting or apparently acting on Tenant's behalf, including, without limitation, delays due to Tenant's failure to respond to Landlord's information requests in a timely manner, delays due to "Change Orders" (as hereinafter defined) requested by Tenant, and any other delays caused by or attributable to Tenant ("Tenant Delay"), then Landlord's Work shall be deemed to be Substantially Completed for the purposes of determining the Commencement Date, as of the date Landlord's Work would have been Substantially Completed but for such Tenant Delay. In addition, Tenant shall pay to Landlord a sum equal to any additional cost to Landlord in completing Landlord's Work resulting from any Tenant Delay. Further, Tenant acknowledges that Landlord's Work may require Tenant's input and timely responses to Landlord's inquiries in order to enable Landlord to perform the same. Unless a different time frame is set forth elsewhere in this Lease, Tenant shall have ten (10) business days to submit information or give authorizations or approvals with respect to Landlord's Work (if and to the extent required hereunder) as and when requested by Landlord. Tenant shall use its best efforts in cooperating with Landlord to perform Landlord's Work.

If Tenant requests any changes to Landlord's Work, and provided Landlord in its sole discretion, consents to the same, then such change consented to by Landlord shall hereinafter be referred to as a "Change Order". If any Change Order increases the cost of constructing Landlord's Work, Tenant shall bear such cost, and shall pay to Landlord, on demand, the sum of (i) the amount by which the actual costs incurred by Landlord to construct Landlord's Work, as modified by the Change Order, exceed the actual costs which would have been incurred by Landlord to construct Landlord's Work in the absence of such Change Order (the "Differential"), (ii) any cancellation fees, reshipping charges or any other similar costs incurred by Landlord as a result of the Change Order, and (iii) an amount equal to ten percent (10%) of the Differential, to compensate Landlord for its time and effort in connection with the Change Order (collectively, "Change Order Cost"). Notwithstanding the foregoing, Landlord hereby grants Tenant up to $20,000 in "credits" against Change Order Costs ("Change Order Credits"), which Change Order Credits shall be applied to the initial Change Order Costs otherwise payable by Tenant; it being agreed that if the entire Change Order Credits have not been applied to Change Order Costs prior to the Commencement Date, Tenant shall be entitled to an abatement of fixed annual rent initially due hereunder equal to the amount of any unapplied portion of the Change Order Credits. If any Change Order delays Landlord's completion of Landlord's Work, then such delay shall constitute a Tenant Delay. As a condition to performing the applicable Change Order, Landlord shall have the right to require Tenant to agree in advance to the period by which completion of Landlord's Work will be delayed as a result of such Change Order, and if Landlord and Tenant are unable to agree, then Landlord shall not be obligated to perform the Change Order in question. Any other action or inaction of Tenant (including, without limitation, the failure by Tenant to timely pay for the cost of any Change Order) which delay Landlord in completing Landlord's Work shall also constitute Tenant Delays.

D. Prior to the Commencement Date, Landlord shall deliver to Tenant an ACP-5 certificate with respect to Landlord's Work.

be the standard of comparison. Landlord shall not be obligated to provide cleaning services, except Landlord shall clean the public portions of the Building.

C. Landlord shall provide access control to the Building substantially in accordance with the access control procedures existing as of the date hereof (the "Access Control Procedures"), as such Access Control Procedures are subject to change from time to time after the date hereof; provided that any such revised Access Control Procedures shall be consistent with the then prevailing standards of access control procedures applicable to other comparable buildings in Manhattan and provide a level of security and control at least equal to the level of security and control provided prior to such change.

D. If Landlord provides Tenant with any over-standard utilities or services, then Tenant shall pay Landlord for Landlord's then Building-standard charges in connection with such over-standard utilities or services within ten (10) days following Landlord's demand thereof.

E. Landlord, upon thirty (30) days' notice to Tenant, may discontinue any utilities or services which Landlord provides to Tenant if and to the extent required by applicable law and, in such event, Tenant shall contract directly with the applicable utility or service provider and shall pay all charges directly to the same. In the event that Landlord so discontinues any such utilities or services, Landlord shall be responsible for the installation and maintenance of any meters to measure Tenant's consumption of such utilities (the cost of which shall be shared equally between Landlord and Tenant).

25. JURY WAIVER; DAMAGES

THE PARTIES HERETO HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF SUCH PARTIES AGAINST THE OTHER WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY WHETHER PURSUANT TO STATUTE, IN CONTRACT OR TORT, AND IRRESPECTIVE OF THE NATURE OR BASIS OF THE CLAIM INCLUDING BREACH OF AN OBLIGATION TO MAKE ANY PAYMENT, FRAUD, DECEIT, MISREPRESENTATION OF FACT, FAILURE TO PERFORM ANY ACT, NEGLIGENCE, MISCONDUCT OF ANY NATURE OR VIOLATION OF STATUTE, RULE, REGULATION OR ORDINANCE. IF LANDLORD COMMENCES AGAINST TENANT ANY SUMMARY PROCEEDING OR OTHER ACTION TO RECOVER POSSESSION OF THE PREMISES OR TO RECOVER ANY RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION EXCEPT FOR COUNTERCLAIMS WHICH WOULD BE WAIVED IF NOT INTERPOSED IN LANDLORD'S ACTION. NO DAMAGES SHALL BE AWARDED AND TENANT HEREBY WAIVES ANY CLAIM FOR DAMAGES (WHETHER ACTUAL, COMPENSATORY, CONSEQUENTIAL, SPECIAL OR PUNITIVE) IN ANY ACTION OR PROCEEDING (WHETHER JUDICIAL OR AN ARBITRATION) RELATING TO LANDLORD'S WITHHOLDING, DELAYING OR CONDITIONING ANY CONSENT OR

E. Any defect in Landlord's Work (i) that Tenant could not reasonably discover after performing a reasonably diligent inspection of the Premises after the Commencement Date, (ii) of which Tenant has notified Landlord within twelve (12) months after the Commencement Date, and (iii) that had not been caused by a Tenant or any of Tenant's employees, agents or contractors, shall be referred to herein as a "Latent Defect". Landlord shall remedy any Latent Defects provided Tenant notifies Landlord thereof within one (1) year of the Commencement Date.

F. If the existence of any violations of applicable law noted of record against the real property of which the Premises form a part (other than any such violations created by Tenant or any of Tenant's employees, agent or contractors) shall prevent Tenant from lawfully occupying any portion of the Premises upon the substantial completion of Landlord's Work (a "Qualified Violation"), then, upon the giving of notice by Tenant to Landlord of such prevention and of the applicable violations (the "Violation Notice"), Landlord shall promptly commence and thereafter diligently prosecute to completion the cure and removal of record of such violations at Landlord's sole cost and expense. Notwithstanding anything to the contrary contained in this Lease, if (i) Tenant is unable to use or occupy the Premises for the ordinary conduct of Tenant's business due solely to a Qualified Violation, (ii) such condition continues for a period in excess of eight (8) consecutive business days after Tenant furnishes the Violation Notice to Landlord and (iii) Tenant does not actually use or occupy the Premises during such period for the ordinary conduct of its business, then, as Tenant's sole remedy, fixed annual rent and Tenant's Tax Payment shall be abated on a per diem basis for the period commencing on the ninth (9th) business day after Tenant delivers the Violation Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies any portion of the Premises and (y) the date on which the applicable violation is cured.

24. SERVICES

A. Landlord shall provide no services, except as specifically set forth in this Lease.

B. Tenant shall keep the Premises clean and in good order to the satisfaction of Landlord and Landlord shall remove Tenant's trash and rubbish at no additional cost to Tenant subject to bulk trash removal as set forth below. Tenant agrees to employ any contractor (including Landlord's personnel or a division of Landlord or affiliates of Landlord), as Landlord may from time to time designate to deliver Tenant's above office standard refuse and rubbish to the designated area for removal from the Building. Tenant shall reimburse Landlord for the cost to remove all above office standard refuse and rubbish from the Premises from the Building, for any cleaning, waxing, polishing and other maintenance work in the Premises and of the Tenant's furniture, fixtures and equipment, provided that the prices charged by said contractor are comparable to the prices charged by other contractors for the same work. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose without Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed in each instance. If Landlord and Tenant cannot agree on whether the prices being charged by the contractor designated by the Landlord are comparable to those charged by other contractors, Landlord and Tenant shall each obtain two (2) bona fide bids for such work from reputable contractors, and the average of the four (4) bids thus obtained shall

APPROVAL OR THE REASONABLENESS OF ANY SUCH WITHHOLDING, DELAY OR CONDITION. IN NO EVENT SHALL LANDLORD BE LIABLE FOR, AND TENANT HEREBY WAIVES ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS OPPORTUNITY, ARISING UNDER OR IN CONNECTION WITH THIS LEASE.

26. NO WAIVER, ETC.

No act or omission of Landlord or its agents shall constitute an actual or constructive partial or total eviction or give rise to a right of Tenant to terminate this Lease or receive an abatement of any portion of its rent, or to be relieved of any other obligation hereunder or to be compensated for any loss or injury suffered by it, except as otherwise explicitly set forth herein. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (10) days, then at Landlord's option a "late charge" shall become due and payable to Landlord, as additional rent, from the date it was due until payment is made at the following rates: for individual and partnership tenants, said late charge shall be computed at the maximum legal rate of interest; for corporate or governmental entity tenants the late charge shall be computed at two percent (2%) per month unless there is an applicable maximum legal rate of interest which then shall be used. No act or omission of Landlord or its agents shall constitute acceptance of a surrender of the Premises, except a writing signed by Landlord. The delivery of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Premises. Acceptance by Landlord of less than the rent herein provided shall at Landlord's option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this Lease shall be effective, unless such waiver be in writing signed by Landlord. This Lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the party concerned. Tenant shall comply with the rules and regulations set forth on Schedule A attached hereto and made a part hereof, and any reasonable modifications thereof or additions thereto subject to Landlord delivering notice to Tenant containing such changes upon not less than fifteen (15) days prior written notice to Tenant. Landlord shall enforce any of the rules and regulations against Tenant in a non-discriminatory fashion. In case of any conflict or inconsistency between the provisions of this Lease and of any of the rules and regulations, the provisions of this Lease shall control. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this Lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease, or any rule or regulation. This Lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the Premises, for any reason, including as the result of construction on any property of which the Premises are not a part or by Landlord's own acts.

27. SIGNAGE, ETC.

Tenant shall not obstruct or permit the obstruction of the light, halls, areas, roof, stairway or entrances to the Building, and will not affix, erect or inscribe any signs, projections, awnings, signals or advertisements of any kind to any part of the Premises including the inside or outside of the windows or doors thereof and will not paint the outside of the doors thereof or the inside

or outside of the windows thereof unless and until the style, size, color, construction and location thereof have been approved in writing by Landlord. Landlord shall have the right to withdraw such approval at any time and to require Tenant to remove any such signs, projections, awnings, signals or advertisements. Landlord also reserves to itself the sole right to designate the person, firm or corporation which shall do the work of lettering and erecting of any and all signs to be affixed to the Premises or the Building. In the event that said work is done by Tenant through any person, firm or corporation, other than that designated by Landlord, Landlord is hereby given the right to remove said signs without being liable to Tenant by reason thereof and to charge the cost of so doing to Tenant as additional rent payable on the first day of the next following month, or at Landlord's option, on the first day of any subsequent month.

Without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion, Tenant shall not affix any sign to any window or exterior surface of the Premises nor install or place any sign within the Premises that may be seen from the outside. Tenant may, with Landlord's consent, which consent shall not be unreasonably withheld, and subject to this Article 27, install and maintain signage (for identification and directional purposes only) on its entry door and, so long as Tenant leases the entire 6th floor of the Building, in the elevator lobby of the 6th floor of the Building.

28. NOTICES

A. In order to be effective, any notice, demand, consent or approval (a "Notice") hereunder shall be in writing (except as otherwise expressly stated herein) and signed by the party giving such Notice. The attorneys for the parties are authorized to give any Notice which may be given by the parties themselves hereunder. Any Notice in writing, except as otherwise provided in the preceding sentence, shall be personally delivered, sent by a nationally recognized courier service which provides for receipted delivery or mailed by registered or certified mail, return receipt requested, addressed as follows:

If to Landlord, at:

25 West 39th Street, 11th Floor
New York, New York 10018
Attn: Justin A. Xenitelis, Esq.
General Counsel

With copies to:

Davis & Gilbert LLP
1740 Broadway
New York, New York 10019
Attn: Yossi N. Subar, Esq.

If to Tenant, prior to the Commencement Date at:

Converge Direct, LLC and
Converge Direct Interactive, LLC
100 South Bedford Road
Mt. Kisco, NY 10549

Attn: Sid Toama and Tom Marianacci

If to Tenant, on and after the Commencement Date, to Converge Direct, LLC and Converge Direct Interactive, LLC, at the Premises, Attention: Sid Toama and Tom Marianacci.

Notices in writing shall be deemed given three days after mailing same by certified mail, return receipt requested, the next business day if the Notice is sent by overnight courier or the same day if the Notice is sent by hand so that it is received during normal business hours. Each party shall have the right to change its address for Notices by giving Notice in the manner set forth herein, provided, however, Notice of a change in address shall not be deemed delivered until actually received.

29. WATER CHARGES

A. Tenant shall pay the amount of Landlord's cost for all domestic water used by Tenant for any purpose other than ordinary lavatory uses, and any sewer rent or tax based thereon. If Tenant consumes such water for additional purposes, then Landlord may install a water meter to measure Tenant's water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for such water consumed as shown on said meter.

D. During the cooling season, Landlord shall furnish chilled water for the operation of the air conditioning units serving the Premises from 8 A.M. to 6 P.M. on business days. If Tenant desires any such chilled water during any periods other than the hours set forth above ("Chilled Water Overtime Periods"), Tenant shall deliver notice to the Building office requesting such condenser water at least 24 hours prior to the time Tenant requests such chilled water to be provided. If Landlord furnishes chilled water service during such Chilled Water Overtime Periods, Tenant shall pay to Landlord the cost thereof at the then established rates, which as of the date hereof is $175 per hour.

30. HEAT, ELEVATOR, ETC.

A. Landlord shall provide elevator service during all usual business hours, except on Sundays, State holidays, Federal holidays, or building Service Employees Union Contract holidays (collectively, "Holidays"). Landlord shall furnish heat to the Premises in the cold season of each year from 8:00 a.m. to 6:00 p.m., except Saturdays, Sundays and Holidays. If the elevators in the Building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant's obligations hereunder.

B. In no event shall Landlord be required to furnish heat during hours other than those as set forth in paragraph A above; provided, however, that Landlord shall provide after-hours heating at Landlord's then existing schedule of rates for after-hours heating for tenants in the Building, provided that Tenant shall give notice to Landlord, requesting such after-hours heating, prior to 3:00 p.m. in the case of after hours service on weekdays and prior to 1:00 p.m. on Fridays in the case of after-hours service on weekends.

31. SCAFFOLDING

Landlord shall be entitled to erect scaffolding or sidewalk sheds from time to time on and around the Building. Tenant understands that it may be necessary for Landlord to erect scaffolding in front of the Building in connection with repairs, alterations or improvements to, or expansion of, the Building. Tenant agrees that the existence of such scaffolding will not in and of itself entitle Tenant to make a claim against Landlord for damages or entitle Tenant to an abatement of fixed annual rent or additional rent.

32. SECURITY DEPOSIT

A. Tenant shall, upon the signing of this Lease, deliver to Landlord a letter of credit (the "Letter of Credit"), substantially in the form of the letter of credit attached hereto as Exhibit C and made a part hereof, issued in favor of Landlord in the sum of $494,036.00 (the "Security Deposit"), as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease.

It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent or any other sum for which Tenant is liable hereunder, Landlord may draw upon the Letter of Credit and apply or retain any portion or all of the amount received from such draw to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default beyond the applicable notice and cure period or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default beyond any applicable notice and cure period in respect of any of the terms, covenants and conditions of this Lease including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord draws upon all or any part of the Letter of Credit and applies or retains any portion or all of the amount received from such draw, Tenant, upon demand, shall restore the face amount of the Letter of Credit to an amount equal to the Security Deposit so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the term hereof.

B. Any Letter of Credit delivered by Tenant shall be an irrevocable commercial Letter of Credit in the amount of the Security Deposit, such Letter of Credit to be in form and substance satisfactory to Landlord, and issued by a member bank of the New York Clearing House Association acceptable to Landlord, or issued by such other bank with assets and reserves substantially equivalent to any of such member banks and reasonably acceptable to Landlord, payable upon the presentation by Landlord to such bank of a sight-draft, without presentation of any other documents, statements or authorizations, which Letter of Credit shall provide (i) for the continuance of such Letter of Credit for the period of at least one (1) year from the date hereof, (ii) for the automatic extension of such Letter of Credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such Letter of Credit for at least sixty (60) days beyond the expiration date of this Lease) unless such bank gives Landlord and Landlord's principal, Joseph J. Sitt, notice of its intention not to renew such Letter of Credit, not less than forty-five (45) days prior to the initial or any future expiration date of such Letter of Credit and (iii) that in the event such notice is

given by such bank, Landlord shall have the right to draw on such bank at sight for the balance remaining in such Letter of Credit and hold and apply the proceeds thereof in accordance with the provisions of this Article and this Lease. Each Letter of Credit to be deposited and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, and in the event that (x) any default by Tenant beyond any applicable notice and cure periods occurs under this Lease, or (y) Landlord transfers its right, title and interest under this Lease to a third party and, after fifteen (15) days' notice from Landlord, the bank issuing such Letter of Credit does not consent to the transfer of such Letter of Credit to such third party, or (z) notice is given by the bank issuing such Letter of Credit that it does not intend to renew the same, as above provided, and a substitute Letter of Credit in form and substance satisfactory to Landlord and otherwise complying with the terms of this Article is not received by Landlord within fifteen (15) days after such notice is given, then, in any such event, Landlord may draw on such Letter of Credit, and the proceeds of such Letter of Credit shall then be held and applied as security (and be replenished, if necessary) as provided in this Article and this Lease.

C. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit delivered by Tenant shall be returned to Tenant promptly after the expiration date of this Lease and after delivery of the entire possession of the Premises to Landlord in the condition required pursuant to the terms of this Lease. In the event of a sale of the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and, upon such transfer from Landlord to the new landlord, Tenant agrees to look solely to the new Landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

D. If during the period commencing on the Commencement Date through and including the one (1) year anniversary of the Rent Commencement Date, (a) this Lease was, at all times, in full force and effect, (b) the Tenant originally named in this Lease was the Tenant and had not assigned this Lease, and (c) Tenant was not, at any time, in default in its obligation to pay any fixed annual rent or additional rent or to observe, perform or comply with any other term, covenant or condition in this Lease on Tenant's part to observe, perform or comply with after the giving of any required notice and passing of any applicable cure period, then Tenant may, within thirty (30) days after the one (1) year anniversary of the Rent Commencement Date, request Landlord to reduce the amount of the Security Deposit being held by Landlord under this Article to $370.527.00, in which event, provided that at the time of such request this Lease is in full force and effect and the conditions in clauses (a) through (c) above remain satisfied, the Security Deposit shall be reduced to $370.527.00, and Landlord shall either return to Tenant from the security deposit being held by Landlord under this Article the difference between the amount of the security deposit being so held by Landlord and $370.527.00 (if Landlord is then holding the Security Deposit in cash), or, if such security is in the form of a Letter of Credit, Landlord shall, at no cost to Landlord, (A) accept from the issuing bank, either (i) an amendment to the Letter of Credit, in form satisfactory to Landlord, which reduces the amount thereof to

$370.527.00 but which does not otherwise amend or modify same, or (ii) a replacement Letter of Credit in form satisfactory to Landlord, in the amount of $370.527.00 and (B) if requested by the issuing bank, execute and deliver to the issuing bank such instruments required by the issuing bank, and satisfactory to Landlord, to effectuate such reduction.

E. Upon execution of this Lease and notwithstanding anything to the contrary contained herein, Tenant shall be permitted to deposit a cash security deposit in the amount of the Security Deposit (the "Cash Security") with Landlord in lieu of the Letter of Credit, which Landlord shall hold as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease as if proceeds of the Letter of Credit. On or before thirty (30) days after the date hereof, Tenant shall deliver the Letter of Credit to Landlord in the form required by this Lease. Upon receipt of the Letter of Credit, Landlord shall promptly return the Cash Security to Tenant. In the event that Tenant fails to timely replace the Cash Security with the Letter of Credit, Landlord shall continue to hold the Cash Security as security under this Lease, and may, at its option, deem such failure to be an default hereunder beyond the expiration of any applicable notice and cure period. Landlord shall not be required to deposit the Cash Security into an interest bearing account.

33. RENT CONTROL

In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the term hereof shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than thirty (30) days' written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right so to terminate this Lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

34. SHORING

Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the Premises and to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

35. EFFECT OF CONVEYANCE, ETC.

If the Building containing the Premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the Building shall be deemed to have

assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

36. RIGHTS OF SUCCESSORS AND ASSIGNS

This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.

37. CAPTIONS

The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.

38. LEASE SUBMISSION

The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same, which may not be withdrawn for a period of fifteen (15) days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and rent, proceed with any alterations or improvements, and permit Tenant to enter the Premises and make alterations or improvements. If Landlord shall fail to execute and mail or deliver this Lease to Tenant within such period, Tenant may revoke its offer to enter this Lease by sending notice thereof to Landlord before Landlord mails, e-mails or delivers an executed copy of this Lease to Tenant. In such case, Landlord shall return any Security Deposit and rent to Tenant, and Tenant shall promptly remove any alterations, improvements, fixtures or personal property made or placed in or upon the Premises by Tenant or its contractors, agents or employees and restore the same to good condition. If Tenant shall seek to revoke its offer to enter this Lease in violation of the foregoing provisions, Landlord shall have the options of forfeiting and retaining any Security Deposit and rent theretofore paid, as liquidated damages without executing and delivering this Lease to Tenant, or executing and delivering this Lease to Tenant and enforcing the same as a valid and binding lease agreement.

39. ELEVATORS AND LOADING

A. There shall be no major loading or unloading in the Building between 8 A.M. and 6 P.M. or on any Saturday, Sunday or holiday. Tenant acknowledges it has been advised that the freight elevators servicing the Building can be used from 8 A.M. to 6 P.M. on business days (any period of time outside of such hours is herein referred to as the "Freight Overtime Period"), only for less than truckload deliveries which will not unreasonably interfere with use of the

freight elevator by or on behalf of Landlord and the other tenants of the Building. Exclusive freight elevator use during the Freight Overtime Period must be scheduled with Landlord at least three (3) days in advance and is subject to availability and Landlord's then Building-standard charges for such exclusive use; provided, however, Tenant shall have twenty (20) hours of free exclusive freight elevator use during the Freight Overtime Period in connection with Tenant's initial move-into the Premises.

B. It is the intention of Landlord to maintain in the Building, operatorless automatic control elevators. However, Landlord may, at its option, maintain in the Building either manually operated elevators or operatorless automatic control elevators or part one and part the other, and Landlord shall have the right from time to time during said term, to change, in whole or in part, from one to the other, or upgrade the same, without notice to Tenant and without in any way constituting an eviction of Tenant or affecting the obligations of Tenant hereunder or incurring any liability to Tenant hereunder.

C. Provided no default hereunder exists beyond the expiration of any applicable notice and cure period, Tenant shall have the right, at no additional cost to Tenant, to park one (1) vehicle (which may include a typical sports utility vehicle) in the parking facility located in the Building, on a "first come, first served," unassigned basis (the "Parking Right"), with Landlord and other tenants at the Building, and their employees and visitors, and other persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to any reasonable parking rules (the "Parking Rules"), as the same may be amended or supplemented, and applied on a non-discriminatory basis; provided, however, Landlord shall have the right to revoke the Parking Right (i) if Landlord desires to change the use of such parking facility, or (ii) if Landlord is prohibited by applicable law from using all or any portion of such parking facility as a parking facility in each case, by providing notice of such revocation to Tenant (the "Revocation Notice"), in which case, the Parking Right shall terminate ten (10) days after Landlord provides Tenant the Revocation Notice. In the event Landlord revokes the Parking Right pursuant to clause (i) of this Section 39.C and the Parking Right terminates pursuant to the terms hereof, as Tenant's sole and exclusive remedy with respect thereto, from and after the effective date of such termination through and including the expiration or sooner termination of this Lease, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant on a monthly basis to park one (1) vehicle in an alternate parking facility, but in no event in excess of $400 per month (pro-rated for any partial month occurring during the foregoing period). Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Subject to the terms hereof, Landlord may restrict or prohibit full size vans and other large vehicles. In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Building without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, applicable laws or governmental requirements, or any other reason beyond Landlord's reasonable control. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord

shall have no liability for claims arising through acts or omissions of such independent contractor. Hours shall be as reasonably established by Landlord or its parking operator from time to time (except that Tenant shall, subject to the terms hereof, have the right to use and access the parking facility 24 hours per day, 365 days per year during the term of this Lease); cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (i) not striped or designated for parking, (ii) aisles, (iii) where "no parking" signs are posted, (iv) on ramps, and (v) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

40. BROKERAGE

Tenant and Landlord each hereby warrants to the other party that they have not employed or dealt with a broker, agent or finder, other than Savills Studley, Inc. and Avison Young (collectively, the "Broker") in connection with this Lease. Each party shall indemnify and hold the other party harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent, or finder employed by Tenant, or Landlord, as the case may be, or with whom Tenant or Landlord has dealt, other than Broker. Landlord acknowledges that Landlord shall pay any commission or fee due to Broker, pursuant to a separate agreement(s). Nothing in this Article 40 shall be construed to be a third-party beneficiary contract.

41. ARBITRATION

In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in this Lease) shall be in Manhattan in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") and the provisions of this Lease, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it is provided in this Lease that the exercise of any right by, or performance of any obligation of, Tenant shall be subject to the consent or approval of Landlord, and that the consent or approval of Landlord shall not be unreasonably withheld or delayed, then in any case in which Landlord shall withhold or delay its consent, such determination by Landlord shall be conclusive upon Tenant, unless Tenant shall, within thirty (30) days after Notice from Landlord of its determination, elect to have this matter submitted for determination to a Court of competent jurisdiction or for expedited arbitration pursuant to the rules of the AAA, which such submission shall be the sole remedy of Tenant for any such withholding of consent or approval by Landlord. In the event that any matter shall be submitted by Tenant pursuant to the provisions of this Article, the sole issue shall be the determination as to whether the withholding of consent or approval by Landlord shall have been reasonable or unreasonable, and in the event that a determination shall be made that the withholding of consent or approval by Landlord was unreasonable, then the decision shall annul such withholding of consent or approval, such annulment being the sole remedy of Tenant;

it being the intention of the parties hereto (as to which they are conclusively bound) that in no event shall any such withholding or delay of consent or approval by Landlord, or any decision with respect thereto: (i) impose any financial liability upon or result in any damages being recoverable from Landlord other than the recovery of Tenant's reasonable and out-of-pocket attorneys fees; and/or (ii) create any right cognizable or remedy enforceable in favor of Tenant and against Landlord in law or equity or under any special statutory proceeding or at all; provided, however, that any such decision may also provide for an assessment of the costs of the proceeding with respect thereto as between Landlord and Tenant. Any consent or approval required of Landlord in any provision of this Lease may be withheld by Landlord in its sole discretion unless the provision requiring such consent or approval specifically states that Landlord shall not withhold such consent or approval unreasonably.

42. INSURANCE

The following requirements (collectively, the "Insurance Requirements") shall be complied with by Tenant at all times during the term hereof:

A. Tenant, at Tenant's expense, shall obtain and keep in full force and effect:

(1) An insurance policy for Tenant's property and alterations made by Tenant, in either case to the extent insurable under the available standard forms of "Special Cause of Loss Form" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof and include coverage for the perils of flood, windstorm, earthquake and mechanical/equipment breakdown, and provide coverage extensions for demolition and increased cost of construction, civil authority and utility service interruption. The policy shall name both Tenant and Landlord, as their respective interests may appear, and include business interruption for any time during which the Premises are fully or partially untenantable due to an occurrence covered by the insurance policy. Such business interruption insurance shall include rental value insurance in an amount equal to not less than the rent for a period of at least twelve (12) months.

(2) A policy of commercial general liability insurance, including without limitation, contractual liability coverage covering the indemnity agreement contained in this Lease, for the benefit of Landlord, Landlord's parent, any subsidiaries, Landlord's managing agent, Landlord's mortgagee and/or ground lessor and their respective officers, directors, employees, successors, assignors and any other party the Landlord may designate (collectively referred to as "Landlord Parties", each of which shall be named as additional insured under the policy), and Tenant, as their respective interests may appear. The general liability policy shall include the following minimum limits of insurance: General Aggregate (other than products/completed operations) limit $2,000,000; Products/Completed Operations Aggregate limit $2,000,000; Each Occurrence limit $1,000,000; Personal and Advertising Injury limit $1,000,000; Tenants Legal Liability limit $1,000,000; Medical Expenses limit $5,000. Such insurance policy shall (A) be an occurrence basis policy; (B) be primary to all other insurance applicable to the Premises and operations on the Premises; and (C) provide "first dollar" coverage. In the event that such insurance policy covers multiple locations, the General Aggregate shall apply "per location".

(3) Workers compensation insurance as required by law.

(4) Automobile liability - A policy of automobile liability insurance, including coverage for hired and non-owned auto liability, with a combined single limit of not less than $1,000,000.

(5) Umbrella – Umbrella form or Excess liability insurance providing, at a minimum, "following form" coverage over the insurance policies referred to in (2), (3) and (4) herein with a limit of not less than $4,000,000 per occurrence and per aggregate.

B. Tenant's insurance policies shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained, and (b) the policy is non-cancelable with respect to the Landlord Parties unless at least thirty (30) days of advance written notice is given to Landlord, except that Tenant's insurance policies may be cancelable on no less than ten (10) days of advance written notice to Landlord for non-payment of premium. If Tenant receives any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under Tenant's insurance policies, then Tenant shall immediately deliver to Landlord a copy of such notice.

C. Tenant shall cause Tenant's insurance policies to be issued by reputable and independent insurers that are (x) permitted to do business in the State of New York, and (y) rated in Best's Insurance Guide, or any successor thereto, as having a general policyholder rating of A- and a financial rating of at least VII (it being understood that if such ratings are no longer issued, then such insurer's financial integrity shall conform to the standards that constitute such ratings from Best's Insurance Guide as of the date hereof).

D. Tenant has the right to satisfy Tenant's obligation to carry Tenant's property policy and liability policy with a blanket insurance policy if such blanket insurance policy provides, on a per occurrence basis or per location basis, that a loss that relates to any other location does not impair or reduce the level of protection available for the Premises below the amount required by this Lease.

E. Subject to the provisions of this Article 42, Tenant shall obtain an appropriate clause in, or endorsement on, any insurance policy carried by Tenant pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery. Tenant also agrees that, having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, Tenant shall not make any claim against or seek to recover from Landlord Parties for any loss or damage to its property or the property of others resulting from fire or other hazards; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery.

F. If the payment of an additional premium is required for the inclusion of a waiver of subrogation provision as described in Article 42 hereof, then Tenant shall advise Landlord of the amount of any such additional premiums and Landlord at its own election may, but shall not be obligated to, pay such additional premium. If Landlord does not elect to pay such additional premium, then Tenant shall not be required to obtain such waiver of subrogation provision.

G. If Tenant is unable to obtain the inclusion of such waiver of subrogation provision even with the payment of an additional premium, then Tenant shall attempt to name the Landlord as an additional insured (but not a loss payee) under the applicable insurance policy. If the payment of an additional premium is required for naming the Landlord as an additional insured (but not a loss payee), then Tenant shall advise the Landlord of the amount of any such additional premium and the Landlord at its own election may, but shall not be obligated to, pay such additional premium. If the Landlord does not elect to pay such additional premium or if it is not possible to have the Landlord named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) the Tenant shall so notify the Landlord and Tenant shall not have the obligation to name the Landlord as an additional insured.

H. On or prior to the Commencement Date, Tenant shall deliver to the Landlord appropriate certificates of insurance required to be carried by Tenant pursuant to Paragraph A. of this Article 42, including evidence of waivers of subrogation and naming of additional insureds in either case as required by this Article 42. Tenant shall deliver to the Landlord evidence of each renewal or replacement of a policy at least ten (10) days prior to the expiration of such policy. Each party shall cause each property insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any such policy. If any property insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charged above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular matter involved.

I. Landlord shall have the right, at any time and from time to time during the term, on not less than thirty (30) days' notice to Tenant, to require that Tenant increase the amounts and/or types of coverage required to be maintained under this Article to the amounts or coverages then customary for first-class office tenants in premises in the vicinity of the Building.

J. Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Premises. Notwithstanding anything contained in the foregoing, Tenant shall be permitted to self-insure with respect to plate glass if the Tenant is not able to obtain insurance coverage for this exposure.

43. LATE CHARGES

If Tenant shall fail to pay all or any part of any installment of fixed annual rent or additional rent for more than ten (10) days after the same shall have become due and payable more than once in any calendar year during the term of this Lease, Tenant shall pay, upon demand, as additional rent hereunder to Landlord a late charge of four cents ($.04) for each dollar of the amount of such fixed annual rent or additional rent which shall not have been paid to Landlord within such ten (10) days after becoming due and payable. Tenant acknowledges

that the payment of rent after the date when first due shall result in loss and injury to Landlord the exact amount of which is not susceptible of reasonable calculation and that the aforesaid amount of late charge represents a reasonable estimate of such losses and injury under the circumstances, especially after taking into account the grace period hereby afforded Tenant before such late charge is to be imposed. The late charge payable pursuant to this Article 43 shall be without prejudice to any of Landlord's rights and remedies hereunder at law and equity for non-payment or late payment of rent or other sums and in addition to any such rights and remedies, including the right to institute and prosecute a proceeding under Article 7 of the Real Property Actions and Proceedings Law. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligation to pay late charges as provided in this Article shall constitute a waiver by Landlord of its right to enforce the provisions of this Article in any instance thereafter occurring. The provisions of this Article shall not be construed in any way to extend the grace periods or notice periods provided for elsewhere in this Lease.

44. ENVIRONMENTAL COMPLIANCE

A. (i) Tenant shall comply with all federal, state and local environmental protection and regulatory laws applicable to the Premises.

(ii) Tenant shall not use, generate, manufacture, store or dispose of any Hazardous Substance on, under or about the Premises or the Building nor transport any Hazardous Substance thereto. Tenant shall immediately advise the Landlord, in writing of any and all enforcement, clean-up, remediation, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable laws relating to any Hazardous Substances; and all claims, made or threatened by any person (including a governmental authority) against the Premises, Tenant or Landlord relating to any damage, injury, costs, remedial action or cost recovery compensation arising out of or due to the existence of any Hazardous Substance in or about the Premises or the Building.

B. Tenant shall defend, indemnify and hold Landlord harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including legal, engineers', experts', investigatory and consulting fees), damages, remediation activities and clean-up costs, liens, and all other liabilities incurred by Landlord whenever incurred, arising out of the introduction (but not to the extent that such Hazardous Substance(s) existed on the date hereof within the Premises or the Building or to the extent that same were introduced by Landlord or its agents) by Tenant or any of its employees, agents or contractors, resulting in (i) the existence or presence on or about the Building of any Hazardous Substance or the release of any Hazardous Substance into the environment; (ii) any personal injury or property damage resulting from any Hazardous Substance in or about the Building; (iii) the violation of any federal, state or municipal environmental protection or regulatory law; or (iv) the commencement or prosecution of any judicial or administrative procedure arising out of any claims under any federal, state or municipal environmental protection or regulatory law or common law cause of action in which Landlord is named a party or in which it may intervene. Tenant shall remove all Hazardous Substances from the Premises that were introduced (but not to the extent that said Hazardous Substance(s) existed on the date hereof within the Premises or the Building) by Tenant or any of its employees, agents or contractors, upon the expiration or earlier termination of the term hereof and such removal shall

be performed in accordance with all applicable laws. The obligations of Tenant under this paragraph B shall survive the expiration or earlier termination of the term hereof.

C. "Hazardous Substance" means any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 *et seq.*, as amended by the Superfund Amendments and Reauthorization Act of 1986; hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 *et seq.*, as any of the foregoing may be amended or superseded; oil; petroleum product, derivative, compound or mixture; mineral, including asbestos; chemical; gas; medical waste; polychlorinated biphenyls (pcbs); methane; radon; radioactive material; volatile hydrocarbons; or other material, whether naturally occurring, man-made or the by-product of any process, which is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety; or any other substance the existence of which on or at any property would be the basis for a claim for damages, clean-up costs or remediation costs, fine, penalty or lien under any federal, state or municipal environmental protection or regulatory law or applicable common law.

45. LEASE FULLY NEGOTIATED

In construing this Lease, it shall be deemed to be a document fully negotiated and drafted jointly by counsel to Landlord and counsel to Tenant and the authorship of any term or provision hereof shall not be deemed germane to its meaning. The existence or non-existence in any prior draft hereof of any term or provision whether included herein or not shall not be relevant to the establishment of the intent of the parties hereto or the meaning of any term or provision hereof and may not be used as evidence to establish any such intent or meaning.

46. SMOKING RESTRICTIONS

Landlord reserves and shall have the right to restrict to certain designated areas within the Premises or to prohibit altogether smoking of cigarettes, cigars, other tobacco products or any other substances and the use of pipes and other paraphernalia for such purposes. Without limiting Landlord's rights under the preceding sentence, Tenant shall enforce within the Premises the provisions of Local Law 5 of 1995.

47. ANTI-TERRORISM REQUIREMENTS

Tenant represents and warrants that (i) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the United States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited and (ii) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any to anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

48. ZONING LOT MERGER AGREEMENT

Tenant hereby waives irrevocably any rights that Tenant may have in connection with any zoning lot merger or transfer of development rights with respect to the Building, including, without limitation, any rights that Tenant may have to be a party to, to contest, or to execute any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Building, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose. Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Building. In confirmation of such subordination and waiver, Tenant, from time to time, shall execute and deliver promptly any certificate or instrument that Landlord reasonably requests.

49. ADDITIONAL DEFINITIONS

"Business days" shall mean all days, except Saturdays, Sundays, and all days celebrated as holidays under union contracts applicable to the Building. The words "herein," "hereof," "hereto," "hereunder" and similar words shall be interpreted as being references to this Lease as a whole and not merely the clause, paragraph, Section or Article in which such word appears. The words "shall" and "will" are interchangeable, each imposing a mandatory obligation upon the party to whom such verb applies. The words "include" and "including" shall be interpreted to mean "including, without limitation." Unless otherwise indicated, the word "control" and the variations thereof used in this Lease shall have the meanings ascribed to them under the Securities Act of 1933, as amended, and the regulations promulgated under it. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular or plural of any defined term or other word shall, as the context may require, be deemed to include, as the case may be, either the singular or the plural. All Article and paragraph and subsection references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles, paragraphs and subsections of this Lease. Wherever herein Tenant or Landlord is required to comply with laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises, such laws, orders and regulations shall include, as and where applicable to the Premises: the Americans with Disabilities Act of 1990, Local Law 5/1973, Local Laws 16/1984, and 16/1987, Local Law 58/1987, and Local Law 80/1985, as each may be amended and any successor statutes of like or similar import. References to Landlord as having no liability to Tenant or being without liability to Tenant shall mean that, except as otherwise provided in this Lease, Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to tenant's use or occupancy of the Premises.

50. CONDOMINIUM

A. Tenant acknowledges that the Building and the land of which the Premises form a part may be subjected to the condominium form of ownership prior to the end of the term of this

Lease. Tenant agrees that if, at any time during the term, the Building and the land shall be subjected to the condominium form of ownership, then, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration (the "Declaration") and any other documents (together with the Declaration, collectively, the "Condominium Documents"; the condominium association and/or the board thereof, hereafter, the "Condominium") which shall be recorded in order to convert the Building and the land of which the Premises form a part to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York or any successor thereto, provided that the Declaration and the Condominium Documents do not (x) increase Tenant's monetary obligations hereunder or (y) increase the non-monetary obligations or diminish the rights of Tenant hereunder or reduce Landlord's obligations hereunder or have an adverse impact upon the rights of Tenant hereunder (in any case referred to in this clause (y), beyond a de minimis extent) and provided further that as a condition thereto the Board of Managers of the Condominium (the "Board") shall enter into a non-disturbance agreement with Tenant in form and substance reasonably satisfactory to Tenant, confirming that, so long as Tenant is not in default of its obligations under this Lease after notice and expiration of applicable grace periods, any foreclosure of the unit of which the Premises are a part or the exercise by the Board of any of its rights under the Condominium Documents shall not result in termination of this Lease or otherwise interfere with the rights of Tenant under this Lease. If any such Declaration is to be recorded, Tenant, upon request of Landlord, but subject to the foregoing, shall enter into an amendment of this Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to the Percentage and to real estate taxes payable during the applicable Base Tax Year, subject to paragraph G below.

B. Subject to the other provisions of this Article 50, Tenant agrees that it shall comply with the rules and regulations of the Condominium as well as Landlord's rules and regulations and Tenant's use of the Premises shall comply in all respects with the provisions of the Condominium Documents.

C. Notwithstanding anything to the contrary contained herein, if at any time during the term, Landlord shall receive notice from the Condominium, unit owners of the Condominium or occupants of the Building or other persons that any use or manner of use or the operation of the Premises or part thereof (whether or not such use or manner of use is otherwise in compliance with the provisions hereof) by Tenant or other persons claiming by, through or under Tenant, violates any provision of the Condominium Documents or results in a breach of any duty or obligation which Landlord may have or owe to the Condominium, any unit owner of the Condominium or other occupant of the Building or other person, then Tenant hereby agrees to indemnify, defend and hold Landlord, its successors and assigns, harmless from and against any cost, loss or expense (including reasonable attorneys fees) suffered or incurred by Landlord, its successor or assigns, in connection with any such claim and any action or proceeding thereon, such indemnification obligation to survive the expiration or other termination of this Lease.

D. If at any time, pursuant to law or the provisions of the Condominium Documents, the Building shall cease to be a condominium, unless any condition exists pursuant to which this Lease may otherwise be terminated, then, this Lease shall continue in full force and effect

between Tenant and the new owner of the Building, except that this Lease shall be deemed modified to delete provisions relating to the Condominium which are no longer relevant and upon the prior written request of Landlord, Tenant will execute a modification of this Lease confirming such changes at that time.

E. With regard to any items of repair, maintenance, restoration, services or other obligations of Landlord under this Lease which under the Condominium Documents or by law is the duty or responsibility of the Condominium, the board of managers, or the owner of any other unit in the Condominium (each of the foregoing being a "Responsible Party"), Landlord shall have no liability to Tenant for the performance (or the failure to perform) such work or obligations and Tenant shall look directly to the Responsible Party whose obligation is involved for such work or obligations therefor and for any damages therefrom, except that Landlord shall use commercially reasonable efforts to cause such Responsible Party to perform such work or other obligations. Without limiting the foregoing, the failure of any Responsible Party to perform any of its obligations shall not be the grounds for any termination of this Lease by Tenant on the basis of a claim for constructive eviction against Landlord.

F. Tenant acknowledges that Landlord retains the right, at any time during the term, and from time to time, to split the Building into two (2) or more separate condominium units. In any such event, Tenant agrees as follows: (i) Tenant will give such consents if any, as may be required to effectuate any such further condominiumization within the Building; (ii) Tenant agrees that it will promptly cooperate and comply with all requests made by Landlord in furtherance of any such further condominiumization, which may include, without limitation, executing such documents as may necessary in connection with the further condominiumization and consenting to any modifications of this Lease as may be reasonably requested by Landlord in connection therewith, provided the same do not (x) increase Tenant's monetary obligations hereunder or (y) increase the non-monetary obligations or diminish the rights of Tenant hereunder or reduce Landlord's obligations hereunder or have an adverse impact upon the rights of Tenant hereunder (in any case referred to in this clause (y), beyond a de minimis extent) and Tenant agrees that its failure to so cooperate on a timely basis shall, at Landlord's option, constitute a default by Tenant under this Lease entitling Landlord to exercise all remedies hereunder after notice and the expiration of the grace period applicable to non-monetary defaults; and (iii) Tenant agrees that from after any such conversion of the Building to two (2) or more condominium units, the word "Landlord" as used herein shall refer to the owner of the unit or units of the Condominium which comprise the Premises and such other definitional charges as may be appropriate shall be made. From and after such further condominiumization, if any, the computation of Tenant's Percentage shall be appropriately adjusted to reflect the relative size of the Premises to the tax lot constituting the condominium unit(s) containing the Premises, and any other escalation or other changes payable on the basis of a percentage of square footage of the Building shall be appropriately adjusted, if necessary, to accurately reflect Tenant's percentage thereof. Without limiting the generality of the foregoing, from and after such condominiumization, the base taxes shall be determined by multiplying the base taxes referred to in paragraph 2 of this Lease times a fraction, the numerator of which is the amount of real estate taxes initially payable by the Condominium containing the Premises when the Condominium has been established and the denominator of which is the total amount of real estate taxes payable by all Condominiums in the Building when all such Condominiums have been established.

51. EXTENSION TERM

A. Tenant shall have the right to renew the term of this Lease for all of the Premises for one renewal term of five (5) years (the "Renewal Term") commencing on the day after the expiration of the initial term of this Lease (the "Renewal Term Commencement Date") and ending on the day preceding the fifth (5th) anniversary of the Renewal Term Commencement Date, unless the Renewal Term shall sooner terminate pursuant to any of the terms of this Lease. The Renewal Term shall commence only if (a) Tenant notifies Landlord (the "Exercise Notice") of Tenant's exercise of such renewal right not later than one (1) year prior to the Expiration Date, (b) at the time of the exercise of such right and immediately prior to the Renewal Term Commencement Date, no default beyond the expiration of the applicable notice and cure period shall have occurred and be continuing hereunder, and (c) the Tenant named herein (i.e., Converge Direct, LLC and Converge Direct Interactive, LLC) occupies all of the Premises (the "Occupancy Threshold") at the time the Exercise Notice is given. Time is of the essence with respect to the giving of the Exercise Notice. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions of this Lease, except that (x) the fixed annual rent shall be determined as provided in Section 51(B), and (y) Tenant shall have no further right to renew the term of this Lease. Upon the commencement of the Renewal Term, (1) the Renewal Term shall be added to and become part of the term of this Lease, (2) any reference to "this Lease", to the "term of this Lease" or any similar expression shall be deemed to include the Renewal Term, and (3) the expiration of the Renewal Term shall become the Expiration Date. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the term of this Lease shall terminate any right of renewal of Tenant hereunder.

B. The fixed annual rent payable during the Renewal Term shall be equal to the greater of (a) 95% of the annual Fair Market Value (as hereinafter defined) as of the Renewal Term Commencement Date and (b) the annual fixed annual rent then in effect at the expiration of the initial term of this Lease. "Fair Market Value" shall mean the fair market annual rental value of the Premises as of the Renewal Term Commencement Date for a term equal to the Renewal Term, taking into account all relevant factors. Landlord shall advise Tenant (the "Rent Notice") of Landlord's determination of Fair Market Value not less than sixty (60) days prior to the Renewal Term Commencement Date. If Tenant disputes Landlord's determination of Fair Market Value, the dispute shall be resolved by arbitration as provided in Section 51(C). If the fixed annual rent payable during the Renewal Term is not determined prior to the Renewal Term Commencement Date, Tenant shall pay fixed annual rent in an amount equal to the Fair Market Value for the Premises as determined by Landlord (the "Interim Rent"). In the event that Tenant is paying Interim Rent, upon final determination of the fixed annual rent for the Renewal Term, Tenant shall commence paying such fixed annual rent as so determined, and within thirty (30) days after such final determination Tenant shall pay any deficiency in prior payments of fixed annual rent or, if the fixed annual rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of fixed annual rent in an amount equal to the difference between each installment of Interim Rent and the fixed annual rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

C. If Tenant disputes Landlord's determination of Fair Market Value pursuant to Section 51(B), Tenant shall give notice to Landlord of such dispute within fifteen (15) business

days after delivery of the Rent Notice, and such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the rules shall be modified as follows:

(i) In its demand for arbitration Tenant shall specify the name and address of the person to act as the arbitrator on Tenant's behalf. The arbitrator shall be a real estate broker with at least 10 years full-time commercial brokerage experience who is familiar with the fair market value of first-class office space in the Borough of Manhattan, City of New York, New York. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the fixed annual rent shall be as set forth in the Rent Notice. Within ten (10) business days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such ten (10) business day period, and such failure continues for three (3) business days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Value for the Premises.

(ii) If two arbitrators are chosen pursuant to Section 51(C)(i), the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value. If within twenty (20) business days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Value then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section 51(C)(i). If they are unable to agree upon such appointment within five (5) business days after expiration of such twenty (20) business day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after expiration of the foregoing five (5) business day period, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the Real Estate Board of New York. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 51(C)(iii). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys' fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(iii) Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within thirty (30) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a

middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator's decision, the parties shall enter into an amendment to this Lease evidencing the extension of the term hereof for the Renewal Term and confirming the fixed annual rent for the Renewal Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator's determination.

(iv) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

52. JOINT AND SEVERAL OBLIGATIONS

Each and every obligation of Tenant under this Lease shall be the joint and several and in solido obligation of Converge Direct, LLC and Converge Direct Interactive, LLC, and default in performance by one of them shall in no way affect the obligation of the other. The several obligations and liabilities of Converge Direct, LLC and Converge Direct Interactive, LLC hereunder shall not be released, discharged or in any way affected by any reorganization, arrangement, compromise, composition or plan affecting the other or any change, waiver, extension, indulgence or other action or omission in respect of any obligation of Converge Direct, LLC or Converge Direct Interactive, LLC, whether or not either Converge Direct, LLC or Converge Direct Interactive, LLC shall have had any notice or knowledge of any of the foregoing. Each of Converge Direct, LLC and Converge Direct Interactive, LLC hereby irrevocably appoints and authorizes the other to act as its agent hereunder with full power and authority to act on its behalf in connection with this Lease, including, without limitation, the right to modify this Lease or extend its term. Landlord shall be entitled to treat any notice from or consent or approval of Converge Direct, LLC or Converge Direct Interactive, LLC as notice from or consent or approval of Tenant and any documents delivered or payments made to Converge Direct, LLC or Converge Direct Interactive, LLC shall be deemed to be made to Tenant.

53. 5th FLOOR NOISE AND VIBRATION RESTRICTIONS

Landlord hereby represents that the terms set forth on Exhibit G reflect a true and correct copy of the noise and vibration restrictions set forth in the existing lease for the 5th floor of the Building (the "5th Floor Restrictions"). So long as the existing lease for the 5th floor of the Building is in full force and effect, Landlord hereby agrees to use commercially reasonable efforts to promptly (taking into account the applicable circumstances) enforce the 5th Floor Restrictions against the tenant of the 5th floor of the Building; it being agreed that the foregoing shall not obligate Landlord to commence an action against such tenant or terminate such lease. Landlord hereby further represents that a true and correct copy of the letter from Cerami dated April 4, 2019 summarizing the efforts made by the tenant of the 5th floor of the Building to mitigate sound from their premises is set forth on Exhibit H.

54. ROOF TERRACE ACCESS

A. Landlord and Tenant acknowledge and agree that there is a terrace on the roof of the Building (the "Roof Terrace"). The Roof Terrace may not be used (or accessed) by Tenant or any of its subtenants or occupants or their respective agents, contractors, subcontractors, employees, invitees or licensees, except as expressly provided in this Article 54.

B. During the term of this Lease, Tenant shall be permitted non-exclusive access to the Roof Terrace during all usual business hours on business days, subject to, and provided that Tenant strictly complies with, the provisions of this Article 54. In the event that (a) Tenant violates any of the covenants, agreements, terms, provisions or conditions contained in this Article 54 or (b) Tenant's access to the Roof Terrace violates any law or requirement of any governmental authority asserting jurisdiction over the Building, then Landlord shall have the right on two (2) days' notice (or immediately in case of emergency) to Tenant to discontinue Tenant's access to the Roof Terrace.

C. As a special inducement to Landlord permitting Tenant to have access to the Roof Terrace in accordance with the provisions of Sections 54(B), Tenant acknowledges, covenants and agrees that: (i) the Roof Terrace is not and shall not be deemed to be part of the Premises; (ii) Tenant shall not perform any alterations, improvements, changes, decorations or any other work in, to or on the Roof Terrace or place any furniture, equipment or other personalty on the Roof Terrace, whether temporary or permanent; (iii) Landlord shall not provide any services to the Roof Terrace (e.g., without limitation, Landlord shall not provide electricity, air-conditioning, heat, cleaning, etc.); (iv) Tenant shall keep and maintain the Roof Terrace in a clean and orderly condition at all times, shall not cause, allow or permit (a) objects to be thrown from the Roof Terrace or (b) music or other loud noise or other occurrence which may annoy or disturb other occupants of the Building to emanate from the Roof Terrace; (v) Tenant shall, at its expense, promptly comply or cause compliance with (a) all applicable laws and any insurance policy then in effect for the Building which are related to Tenant's access to and/or use of the Roof Terrace and (b) rules and regulations promulgated by Landlord from time-to-time governing access to and/or use of the Roof Terrace; and (vi) Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Article or allow use of the Roof Terrace by a third party. If Tenant shall fail to remedy any violation of this Article 54 immediately after Landlord shall give Tenant notice of any such violation or if Landlord shall give two (2) such notices during the term of this Lease, Landlord shall have the right to immediately revoke Tenant's right to use the Roof Terrace pursuant to this Article 54.

D. Insurance required to be maintained by Tenant under this Lease shall expressly cover the use of the Roof Terrace and shall, by endorsement or other comparable written instrument, specifically acknowledge or reference coverage for Tenant's use of the Roof Terrace and Tenant shall secure and keep in full force and effect such supplementary insurance with respect to its use of the Roof Terrace as Landlord may reasonably require.

E. Landlord makes no representation or warranty as to the condition of the Roof Terrace, Tenant's ability to lawfully use same, or the legal compliance of same (including, without limitation, compliance with the Americans with Disabilities Act) and Landlord shall

have no obligation in connection therewith. Landlord shall have no independent obligation to provide any safety features with respect to the Roof Terrace and Landlord's not doing so shall not vitiate to any extent any obligation of Tenant to indemnify Landlord hereunder or as otherwise provided for herein. Tenant acknowledges that its use of the Roof Terrace is at its sole risk and Tenant acknowledges that Landlord shall not be required to provide any security, or patrol the Roof Terrace or any other portion of the roof the Building in any way whatsoever.

F. Tenant shall reimburse Landlord for any damage caused to the Roof Terrace or other parts of the Building as a result of Tenant's use of the Roof Terrace and Tenant shall comply with all laws applicable to Tenant's use of the Roof Terrace. Except as otherwise expressly provided by this Article 54, all of Tenant's obligations under this Lease shall apply to the Roof Terrace and such use, including, without limitation provisions relating to insurance and indemnity, as if the Roof Terrace were part of the Premises during such use. There shall be no additional rental charge to Tenant for the use of the Roof Terrace.

G. If a condition exists giving rise to a repair that affects the Roof Terrace that shall constitute an emergency involving imminent threat to person or property, then Landlord may suspend Tenant's use of the Roof Terrace until such emergency has been eliminated.

H. Notwithstanding anything herein to the contrary, Tenant's rights under this Article shall terminate upon Landlord's notice to Tenant (which notice may be by email to Tom Marianacci at tomm@convergedirect.com that (x) access and/or use thereto is prohibited by applicable law or (y) Landlord is then prohibiting all tenants of the Building from accessing and/or using the Roof Terrace.

I. Any failure of Tenant to have access to and/or use of the Roof Terrace pursuant to the terms of this Article 54 shall not constitute an actual or constructive eviction, partial or complete, shall be without any liability to Landlord, and this Lease and Tenant's obligations thereunder shall not be impaired or diminished by reason thereof, nor shall Tenant be entitled to any compensation or diminution or abatement of rent by reason thereof and this Lease shall remain in full force and effect.

J. Tenant acknowledges and agrees that the privilege granted Tenant under this Article 54, shall not be deemed to grant Tenant a leasehold or other real property interest in the Roof Terrace. Landlord reserves the right to use the Roof Terrace from time to time for the installation, operation and maintenance of the Building. Landlord shall have the right to enter the Roof Terrace at all times.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

25 WEST 39TH STREET REALTY LLC

By: ______________________
Name: Joseph J. Sitt
Title: Authorized Person

TENANT:

CONVERGE DIRECT, LLC

By: ______________________
Name: THOMAS V. MARIANACCI
Title: President, CEO

FEIN: 20-4590788

CONVERGE DIRECT INTERACTIVE, LLC

By: ______________________
Name: THOMAS V. MARIANACCI
Title: President, CEO

FEIN: 26-2868110

EXHIBIT A

Floor Plan

The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

See attached


WEST 39th STREET
OFFICE SPACE
SPACE: FLOOR LOD
SIXTH FLOOR PLAN

EXHIBIT B

Landlord's Work

***"Building standard"** shall be defined as providing a level of finish similar but not equal to the 7th floor.*

Landlord ("LL") shall perform the following work within the Premises at its sole cost and expense unless otherwise stated below:

A. LL to provide buildout per agreed upon space plan attached as Annex A ("Plan") and in line with building standard finishes unless otherwise noted.

   i. Open area to receive polished concrete flooring
   ii. Ceiling to be sheet rock in open area that is exposed including entry, dropped ACT tile in offices, conference rooms, bathrooms, and pantry.
   iii. LL will salvage door, frame, and sidelights, from existing pre-built and reinstall in new premises. LL will repair glass and metal door as needed
   iv. Office fronts to be black building standard finish, 8' high with full glass fronts, metal framed doors with glass insert, and hardware per building standard.
   v. Offices and conference rooms will receive Milliken Arctic Survey Isotherm, Pattern: Terrain, Color is TER 71-101 Verdant Installation: Vertical Ashlar (25cm x 1m planks)

B. Pantry

   i. LL will provide a single pantry in location per agreed upon Plan and sized per building standard.
   ii. Millwork to be Formica Burnt Strand 6307-58 Matte Finish (Same color as 10th floor cabinets) P-Lam through color for exterior faces and standard for cabinet interiors per building standard.
   iii. Counters to be Ceasarstone, 4643 Flannel Grey color or equal.
   iv. Backsplash to be Nemo Metro-tile, color Smoke Brite/ Matte, 1"x 1" per building standard
   v. LL will provide a single stainless-steel sink, fridge/freezer, microwave, and water line per building standard.
   vi. LL shall clean and seal/repair brick wall in pantry and insure structurally sound
   vii. LL shall provide required blocking for TV in pantry

C. Restrooms

   i. LL provide new ADA compliant restrooms per agreed upon Plan and building standard
   ii. Floor tile to be Daltile Emblem Em03/grey color 7x20 or equal
   iii. Wall tile to be Daltile Rittenhouse square, K175 biscuit color 3x6 or equal
   iv. Countertops to be Caesarstone, London Grey 5000 color or equal
   v. Toilet partitions to be stainless steel
   vi. Perimeter cover and downlight LED lighting per building standard
   vii. Faucets shall be motion controlled

D. Ceiling, Walls & Lighting

   i. Ceiling to be sheetrock in open area, dropped ATC tile in offices and bathrooms, and sheetrock ceiling in reception area.
   ii. LL to sheetrock walls throughout save for pantry brick wall.
   iii. LL to provide in wall sound insulation to be provided at any partition walls between offices and conference rooms as per Plan.
   iv. LL to furnish building standard lighting throughout Premises
      i. Conference room, offices, and breakout rooms to receive Amerlux Linea pendant or similar
      ii. Open area to receive Nera LED pendant or similar
      iii. Pantry to receive Flos AIM multi-canopy fixture or similar
      iv. Reception to receive GT5 Pendant light or similar

E. Columns

i. LL to provide exposed steel, fireproofed columns where LL agrees is appropriate. Columns to be painted black.

F. Painting

i. LL to paint entire Premises in building standard color and finish.

  i. LL will provide costs for any additional accent walls or additional colors to be passed along to Tenant as a Change Order.

G. Mechanical

i. LL to provide new mechanical system designed by LL engineer sized at 1 ton/350 useable square feet. 25 tons of new cooling to be provided. Proposed zone plan attached as Annex B

ii. Ductwork in exposed area to be flat oval shape (steel finish) and sized by LL engineer.

iii. Radiators will be replaced or repaired and delivered in good working order and new painted wood radiator covers will be provided throughout per building standard.

H. Electrical and Low Voltage

i. LL to provide existing 600 amp 120/208V 3-phase, 4-wire service

ii. LL to re-circuit Premises based on agreed upon Plan

iii. LL will provide empty pull box at data points per Tenant's furniture plan (to be provided by Tenant) with 2" conduit and pull string terminating at top of wall or column for Tenant vendor to pull low voltage wiring.

iv. At Tenants cost, a total of 10 core drilled/channeling electrical high and low voltage conduits will be coordinated; 10 for open area work stations and as part of LL standard deliver condition, and an additional one each in main conference room and large internal conference room at LL expense.

I. Plumbing & Bathrooms

i. LL to provide 2 ADA compliant bathrooms with building standard finishes

ii. LL to provide 1 building standard pantry in the Premises

J. Sprinkler

i. LL to install code-required branches & heads based on floor layout on Plan

K. Fire Alarm

i. LL to provide code-required coverage based on agreed upon Plan

L. Miscellaneous

i. Baseboard moldings. Base board to be building standard Johnsonite 4 vinyl in black

ii. LL to build coat closet with hanging hardware having a rod and shelf

iii. Blocking for TVs in conference rooms

iv. LL to provide and install window shades as per building standard. Tenant can select color from Building standard options

ANNEX A

The Plan

See attached



Fradkin & McAlpin Architects | **Thor Equities** 25 West 39th Street New York, NY 10018

6th Floor - Construction Plan
April 09, 2019
Scale: 3/32" = 1'-0"

SK 04.09 A

ANNEX B

Zone Plan

See attached



Fradkin & McAlpin Architects

Thor Equities
25 West 39th Street
New York, NY 10018

6th Floor - Construction Plan
March 15, 2019
Scale 3/32" = 1'-0"

SK 01

1951181.9 29056-0010-000

EXHIBIT C

Form of Letter of Credit

LETTER OF CREDIT

[Issuer's Letterhead]

[Date]

IRREVOCABLE LETTER OF CREDIT
No.:
[________________________]
25 West 39th Street, 11th Floor
New York, New York 10018
Attn: Chief Financial Officer

Gentlemen:

We hereby issue in your favor our irrevocable letter of credit No.: ____________________ for account of ____________________ ("Applicant"), for a sum not to exceed U.S. ($______) Dollars in the aggregate available against your draft(s) drawn on us at sight in the form of Annex 1 hereto, with blanks appropriately completed and purportedly signed by one of your authorized signatories and if presented by any transferee, that such transferee is an assignee of the rights and obligations of [______________], as Landlord, under the Lease.

Partial drawings are allowed under this Letter of Credit. Any drawing under this Letter of Credit will be paid from our general funds and not directly or indirectly from funds or collateral deposited with or for our account by the Applicant, or pledged with or for our account by the Applicant.

This Letter of Credit is transferable and assignable to any transferee of [______________], as Landlord, under the Lease and notwithstanding Article 48 of the Uniform Customs (as defined below), this Letter of Credit may be successively transferred. We shall not recognize any transfer or assignment of this Letter of Credit until an executed transfer form in the form of Annex 2 hereto, with blanks appropriately completed and purportedly signed by one of your authorized signatories, is filed with us and notice thereof is endorsed hereon by us. Our transfer charges, if any, shall be for the account of Applicant and our obligations to you hereunder shall not be contingent upon the receipt of such charges.

This Letter of Credit is valid for presentation at our offices at __________________________, New York, New York on or before the close of business on ____________, 20__ ; provided that, it is a condition of this Letter of Credit that it shall be automatically extended without amendment for a period of one year from the current or any future expiration date, unless at least forty-five (45) days prior to the then current expiration date, we shall notify you and your principal, Joseph J. Sitt (at the address shown above) in writing by registered or certified mail, return receipt requested, at the above listed address (or such other address of which you notify us in writing from time to time) of our intention not to renew this Letter of Credit. In all events, this Letter of Credit shall expire no later than [60 days after the expiration date of the Lease] __________, 20__.

Except as expressly stated herein, payment under this Letter of Credit is not subject to any conditions, qualifications or deliveries.

This Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), which is incorporated into the text of this Letter of Credit by this reference. This Letter of Credit shall be deemed to be issued under the laws of the State of New York and shall be governed by and construed in accordance with the laws

of the State of New York with respect to matters not governed by the Uniform Customs and matters on which the Uniform Customs and the laws of the State of New York are inconsistent

We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit shall be duly honored on presentation to us.

Very truly yours,

____

Authorized Signature

ANNEX 1

LETTER OF CREDIT

SIGHT DRAFT

[Date],

FOR VALUE RECEIVED

PAY ON DEMAND TO $ Dollars
Charge to Account of [Insert Name of Issuer] Irrevocable Letter of Credit No. .

To: [Insert name and address of Issuer]

[Name of Beneficiary]

By:

ANNEX 2

LETTER OF CREDIT

[Date] ,

[Insert Name and Address of Issuer]

Attention:

Re: Letter of Credit No.

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether now existing or hereafter made. All amendments are to be advised directly to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

Yours very truly,

SIGNATURE AUTHENTICATED [Insert Name of Beneficiary]

(Bank) Signature of Beneficiary

(Authorized Signature)

EXHIBIT D

INTENTIONALLY OMITTED

EXHIBIT E

TENANT CONSTRUCTION GUIDELINES

[See attached]

Tenant Construction Guidelines

25 West 39th Street
New York, NY 10018

THOR EQUITIES

TABLE OF CONTENTS

25 West 39th Street Realty, LLC, Thor Equities, LLC & Thor Management Company LLC reserves the right to revise and supplement the foregoing rules and regulations from time to time as the Owner may deem necessary.

I. Directory

TENANT COORDINATION
25 West 39th Street Realty, LLC
c/o Thor Equities, LLC
25 West 39th Street
New York, NY 10018

David Cohen
Direct: 212. 529. 5859
dcohen@thorequities.com

PROPERTY MANAGEMENT
Thor Management Co.
25 West 39th Street
New York, NY 10018

Curtis Borgstede

Direct: 212. 353. 5693
cborgstede@thorequities.com

NYC DEPARTMENT OF BUILDINGS (DOB)
Manhattan Borough Office
280 Broadway, 3rd Floor
New York, NY 10007

Borough Commissioner:	212.566.0011
	212.566.0019
Borough Manager:	212.566.0042

NYC DEPARTMENT OF CITY PLANNING (DCP)
Manhattan Borough Office
22 Reade Street
New York, NY 10007
Zoning: 212-720-3300
www.nyc.gov/dcp

NYC DEPARTMENT OF HEALTH (DOH)
125 Worth Street
New York, NY 10013
Customer Service: 212-639-9675
www.nyc.gov/health

WATER & SEWER
Department of Environmental Protection (DEP)
718.595.7000
http://www.nyc.gov/dep

ELECTRIC/GAS
Con Edison
Customer Service: 800.752.6633
http://www.coned.com

TTY Number: 212.566.4769
www.nyc.gov/buildings
Customer Service: 212.566.0042

II. General Information

1. During the course of all construction activity, all contractors will honor the established policy of treating the premises as a professional business, with respect and courtesy provided any public business. Proper conduct and treatment of Premises facilities will be expected and any violations will not be tolerated and may result in the eviction of that Contractor.

2. All Contractors will conduct and coordinate a pre-construction meeting with Tenant Coordination and Property Management prior to the commencement of ANY construction activity.

3. No trenching or cutting of floors/ceilings will be permitted.

4. Wood stud construction for new walls is not permitted, metal studs should be used instead.

5. All wood in space must be fire retardant.

6. Insert fillers in weep holes (where applicable).

7. All construction sites will be required to have a damp carpet or equivalent device at any and all entries to prevent the carry of dust and debris into the general common areas of the Premises.

8. Service corridors will be utilized at ALL times for ALL activities unless other arrangements have been specifically given at the time of the pre-construction meeting.

9. ALL construction debris will be placed in construction containers.

10. All Contractors will assess their immediate Tenant areas. If any corner guards, corridor walls, doorframes, door assemblies, ceilings assemblies, or any other Premises property is damaged as a result of construction activity, Property Management will assess the Contractor the appropriate repair costs. REMEMBER, this means from your Tenant space to the dumpster location.

11. All Contractors are required to maintain a clean and orderly area. All debris and trash must be removed on a daily basis.

12. During sprinkler system impairments, the Contractor must maintain a fire watch during all phases of construction activity.

13. All spaces under construction must have fire extinguishers available (quantity per code) in case of emergency. A Fire extinguisher must be available at all times.

14. General Contractor must review, inspect and coordinate with Management that all fire, smoke, HVAC, electrical, plumbing, and sprinkler systems are functioning properly at the conclusion of their project.

15. All burning or welding operations will require the prearranged permission by Property Management and will require the Contractor to post a specific fire watch.

16. Cutting, soldering, or welding is prohibited under the following circumstances:
    1. In areas not authorized by Tenant Coordination.
    2. In the presence of explosive or flammable atmospheres, or explosive or flammable atmospheres that may develop inside unclean or improperly prepared tanks or equipment that have previously contained such materials, or in areas with an accumulation of combustible dusts.
    3. In areas near the storage of quantities of exposed, readily ignitable materials.
    4. In areas where employees or workers are present, unless proper shields or guards and appropriate exhaust provisions are used.

17. No signage is permitted on any barricade or other area of operations other than the Tenant's branding approved prior to construction commencement by Tenant Coordination.

18. Contractor must provide Property Management with the General Contractor contact and Sub-Contractor contact list in the event of an emergency.

19. General Contractor and Sub-Contractors shall make themselves knowledgeable of all existing conditions, configurations and dimensions of the job site and fully understand how the new construction relates to site work before proceeding with the work.

20. A copy of these Rules <u>must</u> be reviewed, understood, and posted by the Contractor in the work area at the Property.

21. Work permits <u>must</u> be posted in the work area at all times and be protected from weather, dirt, dust, etc.

22. No interviewing of job applicants is permitted at the Property without prior approval by Tenant Coordination and Property Management.

23. All mobile equipment in contact with the floors must be rubber-wheeled and the wheels must be kept clean and dust free to avoid leaving tracks in finished spaces.

24. Any damage to the existing floors or walls will be the Contractor's responsibility.

25. Unless specifically approved, no Contractor is permitted to perform work inside any equipment or mechanical room including, electrical closets and telephone rooms unless specifically approved by Tenant Coordination and Property Management.

26. Under no circumstances shall the Contractor drill, burn, or fasten anything to any structural members without written consent of Property Management.

27. Common areas including floor, ceiling, walls, or mechanical chases may not be used as a tenant raceway system. If a corridor crossing is required, Property Management approval is required.

28. Sweeping compound and a damp mop is to be used on the job site for cleanup at the end of each day.

29. No trash accumulation in service corridors, hallways, or surrounding Tenant dumpsters will be allowed.

30. The use of odor-causing or particulate-generating particles must be pre-approved by Tenant Coordination and scheduled with Management 48 hours in advance.

31. The use of power equipment using diesel fuel within the Premises is strictly forbidden. The use of propane and battery powered equipment is preferred and encouraged whenever possible. The Contractor shall consult with Property Management before bringing any equipment into the Premises. No flammable liquids or materials may be stored at the job site.

32. Additional fire prevention precautions and suppression capability must be engaged whenever performing such work under any of the following conditions
    1. Appreciable combustible material in building construction or contents is closer than 35 feet from the point of operation.
    2. Appreciable combustibles are more than 35 feet away but are easily ignited by sparks.
    3. Wall or floor openings occur with a 35-foot radius of the point of operation where the potential exists of igniting exposed combustible material. This includes adjacent areas and concealed spaces in walls, floors, and ceilings.
    4. Combustibles could be ignited by conduction or radiation through metal partitions, wall, ceilings, or roofs.

33. In the event that the Contractor needs access to the Premises during the times the Premises doors are secured, notice must be given forty-eight (48) hours in advance to Property Management. If a Security Officer must be employed to watch over the area, then those charges will be charged to the General Contractor.

34. It is the Contractor's responsibility to check with Property Management prior to commencement of work to determine whether there are any known hazardous substances

on or near the premise. No construction materials containing hazardous substances (i.e. VAT) may be used or brought on site.

35. It is the Contractor's responsibility to maintain the work area in a neat and orderly manner. The work area also includes any area beyond the dust-tight drywall partition where work is occurring or where traffic has occurred while implementing the work. Any dust, dirt, or debris, which may migrate beyond the partitions, is also the Contractor's responsibility. The Contractor must employ clean-up personnel to perform this task. They may be needed daily during some phases of the construction project. These personnel should be responsive not only to the Contractor's construction superintendent but to Tenant Coordination as well. Tenant Coordination will coordinate all clean-up requests through the Contractor's on-site superintendent; however, when deemed necessary, Tenant Coordination may direct the clean-up personnel directly and subsequently notify the Contractor's superintendent. The Contractor should not expect or rely upon the Premises maintenance staff to clean up after the Contractor's work. If this is deemed necessary by Management, the cost of such work shall be borne by the Contractor. A standard fee set by property management per day may be deducted from the Tenant's General Contractor construction deposit.

36. The following activities are specifically prohibited from occurring on the premises and cannot be undertaken by the Contractor:
    1. The use of tenant space, other than tenant space being constructed pursuant to this agreement
    2. Unauthorized use of building equipment
    3. The use of the building's trash compactor, dumpster, or container
    4. Unauthorized parking in restricted areas
    5. Unauthorized on-site storage
    6. Unauthorized congregation in building public space and loitering in public areas, including the sidewalk areas outside the Property
    7. Cooking or quantity food preparation on site
    8. Objectionable, abusive, or unacceptable personal behavior of contractor personnel
    9. Bringing articles onto or into the Property deemed hazardous such as explosives, or firearms
    10. Loud noises, including the use of stereos and radios, on site considered by Management as objectionable

37. Use of alcoholic beverages or any substance defined as an illegal drug by the Contractor or Sub-Contractor employees on the job site is strictly forbidden. In addition, any items that may be termed as a weapon (excluding construction tools) are forbidden on any part of the construction site or in the center.

38. **SMOKING IS NOT PERMITTED** – Premises policies prohibit smoking in the building. This includes your construction site. NO EXCEPTIONS!

39. All construction personnel will use service corridors and rear hallways for ingress and egress to/from the job site. No doors are to be left open or jammed open at any time. Violations will result in a fine, the cost of such fine is a standard fee set by property management for each occurrence.

40. **PROPERTY DRAINAGE SYSTEM** – Any Contractor caught pouring anything but water into the Premises sewer system will be billed for the cleaning of the system, all the way to the City storm drain, to insure Property Management that no debris remains anywhere in the system. Additionally, the **ENVIRONMENTAL PROTECTION AGENCY** will be notified by Tenant Coordination.

41. Saw Cutting/Trenching – Before any Tenant or Tenant's Contractor will be allowed to saw cut or trench the cement slab within the Tenant space, Property Management must be notified AT LEAST FORTY-EIGHT (48) HOURS IN ADVANCE. Property Management will coordinate all adjacent Tenant issues and advise of the scheduling with the following guidelines:
    1. All saw cutting and core drilling must be accomplished before 8:00 AM and after 6:00 PM.
    2. If work is scheduled and extra security personnel are needed to guard the Premises, the Tenant's General Contractor will be responsible for payment in advance.
    3. It will be the responsibility of the Contractor to clean up any debris escaping into the Premises after this work is finished.
    4. All saw cutting must be done with a wet saw and a wet vacuum for clean-up.

42. Before the commencement of any construction activity, all Contractors will provide Tenant Coordination with the following:
    1. Permits
    2. Security Deposit
    3. Insurance
    4. List of Sub-Contractors
    5. Construction Schedule

PLEASE REVIEW EACH INDIVIDUAL SECTION FOR SPECFIC INFORMATION REGARDING THAT ITEM. GENERAL CONTRACTOR RESPONSIBLE TO PASS ALONG ALL PERTINENT INFORMATION TO ALL SUB-CONTRACTORS.

III. Insurance

EXHIBIT "I"

For mutual considerations contained in the Agreement, Contractor accepts by its signature below the provisions of this Exhibit.

1. Contractor shall at its sole cost and expense procure and maintain insurance policies with the following minimum limits, coverages and terms as set forth herein (the "Policies"). The cost to the Contractor is included in the sums Contractor is entitled to receive under this Agreement.

a. Commercial General Liability (CGL) with a limit of not less than **$2,000,000** General Aggregate Limit; **$2,000,000** Products-Completed Operations Aggregate Limit; **$1,000,000** Personal & Advertising Injury Limit; **$1,000,000** Each Occurrence Limit; **$50,000** Fire Damage Legal Limit; **$10,000** Medical Expenses Limit. CGL insurance shall be written on ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage). The CGL policy shall include (i) ISO Additional Insured Endorsement CG 20 10 10 01 or its equivalent, providing coverage for Owner and any additional insureds (collectively the "Owner Parties") with respect to liability arising out of the ongoing operations of Contractor; (ii) ISO Additional Insured Endorsement CG 20 37 10 01 or its equivalent, providing coverage for Owner Parties with respect to liability arising out of completed operations of the Contractor for a period of at least two (2) years following Owner's final acceptance of Contractor's work; and (iii) a separate general aggregate limit for the Project. The CGL policy shall not have a 'third-party-action-over' exclusion.

b. Business automobile liability insurance, including non-owned and hired automobile coverage, with a combined single limit of not less than $1,000,000.

c. Statutory Workers' Compensation, Disability Benefits and employer's liability insurance covering all employees associated with the Project, with the following employers liability limits (or such limits as would satisfy the underlying insurance limits requirement of the umbrella liability insurance referred to in f. below): Bodily Injury by accident -**$500,000 each accident;** Bodily Injury by disease -**$500,000 policy limit;** Bodily Injury by disease - **$500,000 each employee.** Wherever permitted, the Workers Compensation policy shall include a Waiver of Our Right to Recover from Others endorsement WC 00 03 13. This endorsement will name the Owner Parties.

d. Property insurance on the Contractor's property, including but not limited to tools and equipment not intended to be incorporated into the project.

e. Professional Services Liability Coverage with a limit of not less than **$1,000,000** for Professional Contractors providing professional services such as, but not limited to, architectural, engineering, or design services.

f. Umbrella liability insurance with a limit of not less than **$5,000,000** in excess of the Contractor's liability insurance policies required in subsections a, b, and c above.

g. Contractor Pollution Liability insurance in a customary form, without any mold exclusion and with limits of liability of not less than **$5,000,000** occurrence/in the aggregate.

h. If there is any change in Contractor's scope of work or any material change in the manner or risk of the work that Contractor is to perform under this Agreement, Contractor shall maintain such other, further and increased insurance as Owner may reasonably require.

2. Each of the Policies shall be primary insurance, and not be contributing with, nor be in excess of, coverage that Owner Parties may carry or may have available. All Policies shall be issued by an insurance company or companies licensed to do business in the State in which the work is being performed, and having a current A.M. Bestrating of not less than "A, IX", or an equivalent rating issued by another nationally recognized insurer rating agency (such as S&P, Moody's, or Fitch Ratings.)

3. Each Policy shall include waivers of subrogation in favor of Owner Parties.

4. All Policies purchased and maintained by Contractor (other than Workers' Compensation and Employers' Liability insurance and Professional Liability insurance) shall designate Owner Parties as additional insureds.

5. If the Contractor's Workers' Compensation policy does not include the afforsaid endorsement WC 00 03 13 then, an Alternate Employer endorsement listing Owner as alternate employer should be included.

6. Contractor shall provide Owner with copies of all insurance certificates and applicable policy endorsements complying with the insurance requirements provided for herein before the Contractor begins work and from time to time thereafter as requested by Owner. Owner may require Contractor to provide complete copies of all insurance policies and/or policy endorsements of its subContractors.

7. Contractor shall be responsible for any Project delay or costs incurred by Owner of the documents by reason of Contractor not providing the Owner with Policies that are in compliance with the requirements of this Agreement.

8. The provisions of this Exhibit are not intended to, and shall not, relieve or excuse Contractor from any of its other obligations under this Agreement, including its obligation to hold Owner harmless in the manner and to the extent provided herein or provided by law.

9. With respect to any loss resulting:

a. from property damage liability, bodily injury liability, personal and advertising injury liability, and/or medical payments (as these terms are generally understood in insurance policies then in effect covering automobile liability, commercial general liability, and/or workers compensation and employers liability), and/or,

b. from or for damage to Contractor's property, or to property under Contractor's care, custody, or control (including any indirect or consequential loss arising from such property damage),

which loss is covered by any insurance carried (or required to be carried under this agreement) by or for the benefit of Contractor, Contractor (and any person and/or entity claiming through Contractor) hereby releases each of the Owner Parties and waives any claim, based on negligence or otherwise, against the Owner Parties. Any deductible and/or self-insured retention under such insurance shall be deemed to be insurance carried by or for the benefit of Contractor.

10. **The Contractor shall require each subContractor it retains, either in the subcontract or otherwise by appropriate written agreement, to waive all rights of recovery against the Owner Parties and the Contractor with respect to any loss resulting:**

a. **from property damage liability, bodily injury liability, personal and advertising injury liability, and/or medical payments (as these terms are generally understood in insurance policies then in effect covering automobile liability, commercial general liability, and/or workers compensation and employers liability), and/or,**

b. **from or for damage to Contractor's property, or to property under Contractor's care, custody, or control (including any indirect or consequential loss arising from such property damage),**

which loss is covered by any insurance carried (or required to be carried under this agreement) by or for the benefit of subContractor, SubContractor (and any person and/or entity claiming through subContractor) shall also release each of the Owner Parties and the Contractor and waive any claim, based on negligence or otherwise, against the Owner Parties and the Contractor. Any deductible and/or self-insured retention under such insurance shall be deemed to be insurance carried by or for the benefit of subContractor.

11. **The Contractor shall assist and cooperate with the Owner in every manner reasonably possible in connection with the adjustment of all claims for recovery under any insurance policy concerning the Project or the property where the Project is located.**

12. **Tenant and the Contractor hereby acknowledge and agree that operations, work and services performed and/or provided under the Agreement (of which this Exhibit is a part) are also performed for and provided to the Owner Parties. If any of the Contractor's insurance policies requires that the Contractor must have a written agreement with the Owner Parties to provide the Owner Parties with the protection of the Contractor's insurance (such as, but not limited to, insured status for the Owner Parties, waiver of insurer's subrogation rights in favor of the Owner Parties, and the Contractor's insurance applying on a 'primary and non-contributory' basis vis-à-vis the Owner Parties) then, to the limited extent required by such insurance policies, this Exhibit shall be construed as a written agreement between the Contractor and each of the Owner Parties.**

13. **Notwithstanding anything to the contrary contained in the Agreement or in any proposal, purchase order, sales order, or any other document that forms part of or is incorporated into the Agreement by reference or inference, in the event of any conflict between the provisions of this Exhibit I and the Agreement (both as may be amended from time to time), the provisions of this Exhibit I will govern.**

Contractor Name:____________________

____________________________ ____________

Authorized Signatory of the Contractor Date

Print Name: ______________________

Job Site Address: ____________________

IV. Pre-Construction

SEE APPENDIX "A" FOR FURTHER DETAILS FOR REQUIRED PRE- CONSTRUCTION ITEMS.

A. SAFETY REQUIREMENTS

1. It is expected that all Contractors will follow industry standards for a safe and injury free work area and that all Contractors will provide their employees with all necessary and required safety devices and equipment. This provision does not imply that the Premises will take any responsibility to enforce, inspect, and provide safety standards, materials or equipment for any Contractors working within the confines of a Tenant's space. This provision does expect the Contractor to conform to all OSHA and General Safety Standards expressed in the construction industry when that work involves coordination activities between the Tenant space and the general Premises common area.

2. OSHA lock-Out/Tag-Out provisions for all devices subject to electrical shock, pressure containing vessels, lines or duct systems, and/or explosive gases MUST be adhered to. See the appropriate "system" section for details.

3. All Contractors must provide Owner with Material Safety Data Sheets for any chemical used during the course of your work. The Contractor is required by OSHA to have a Hazardous Communication Program in place indicating to all employees the safe handling of all chemicals.

4. Follow all fire and safety operating requirements when welding and burning.

5. In case of any accident, incident or injury occurs during your construction activity, a report must be made by your company and copies sent to Tenant Coordination. Verbal report must be made within two (2) hours of the incident.

6. Tenant Coordination reserves the right to evict or remove any individual from the premises who is displaying unsafe activity.

B. PERMITS

1. It is the responsibility of the Tenant/Contractor to acquire all building permits, which must be displayed on site.

C. SUB-CONTRACTORS

1. The names and telephone numbers of all Sub-Contractors used during demolition, construction, or remodeling, including the trash removal contract, must be provided to the Tenant Coordinator.

D. CONSTRUCTION SCHEDULE

1. The dates of construction activity in the Tenant premises are to be submitted to Management, including any changes to the initial schedule

2. The Tenant or Tenant's Contractor must notify **<u>in writing</u>** when construction has started and when construction has been completed. A copy of both notifications should be mailed to the Tenant Coordinator and Management. A Certificate of Occupancy must also be obtained if necessitated from the City of New York Department of Building Inspection occupying the Tenant space for business. Provide copy of Certificate of Occupancy to Tenant Coordinator.

E. BARRICADES AND BULKHEADS

1. **Barricades**– Dust-tight partitions/barricades to be built prior to the start of any demolition work and remain in place until all work has been completed

    a. **Minimum Height** – twelve (12') feet

    b. **Bracing** – as required to maintain stability.

    c. **Bottom Plates** – shall be secured to floor.

The Tenant's Contractor is responsible for maintaining the barricade

2. **Protection of Adjacent Spaces -** Dust protection will be provided to the individual stores adjacent to the work being performed. The Contractor's liability for dust and dirt intrusion into adjoining space is not negated by this action. Prudent care must be taken to ensure that no merchandise is damaged. The Contractor must coordinate all dust protection work with Tenant Coordinator.

F. DEMOLITION

1. Prior to any demolition and/or construction work, it must be determined whether such work will affect the Fire life safety systems. If the Fire life safety systems may be affected, the Tenant Coordinator must be notified 48 hours prior to commencement of work. Under no circumstances will the Fire life safety system be shutdown overnight, on weekends, or holidays. Contractor will be responsible for paying any fines and associated charges resulting from failure to provide required notification.

2. All demolition involving the wholesale removal of all existing store components will require the on-site supervision of the General Contractor assigned to the project. Under NO CIRCUMSTANCES will demolition occur without General Contractor oversight.

3. Should a sprinkler shut off be required, the General Contractor must provide (48)-hour notice to Management in writing. The General Contractor will be required to pay a fee, the cost is a standard fee set by property management.

4. All demolition operations that raise the noise level above 75dbca (loud talking) will need to be coordinated with Tenant Coordinator and will need to occur before 8:00AM and 6:00 after PM.

5. All existing mechanical and electrical systems within the confines of the Tenant space must be treated during demolition exactly the same as they are treated in other provisions of this construction coordination guideline document.

6. All demolition removal of debris will occur before 8:00 AM.

7. Tenant's Contractors will not be permitted to use any Premises dumpsters, hand trucks, dollies, ladders, trash containers, mops, or buckets. In the event this happens, you will be billed for the total cost of replacement.

8. No construction debris or building materials shall be placed in Premises compactor unit.

9. All dumpsters must be accompanied with a tarp or protective covering.

10. The Contractor is responsible for any debris inside or around their dumpster.

11. Contractors must understand that the Owner cannot monitor Tenants, visitors, or others who may utilize their containers and therefore, will not police any problems that arise from this operation.

12. Should serious problems arise with the dumpster or excessive trash accumulation that is not the Contractor's, then contact Owner for assistance.

13. The tenant must notify the landlord prior to any work involving fire alarm, sprinklers, electrical and plumbing that could affect the daily building operations and get landlord approval. Any disconnection or modification of electrical or mechanical systems affecting landlord premises must get landlord approvals.

V. MEP Systems

A. HVAC SYSTEMS

1. All wall, floor, and roof penetrations must be sealed against liquids and must conform to fire and smoke provisions of the City of New York's respective jurisdictional authorities.

2. The General Contractor is responsible for the final condition of the roof and will be required to rectify any problems arising from the General Contractor's operations.

3. Management must be notified forty-eight (48) hours in advance of crane work. At that time, a location for crane access will be discussed. All costs/expenses for additional security requirements will be borne by the General Contractor. Payment in advance is required. **The crane company must provide a separate certificate of insurance naming Premises as insured's**. Work must be completed by 8:00AM.

4. General Contractor shall obtain permission from Property Management should HVAC access / work be required outside of tenant space. Any corrective action required will be deducted from General Contractor's security deposit.

5. All shutdowns will require forty eight (48) hours advance notice. Approval from Tenant Coordinator must be attained prior to proceeding with the work.

B. ELECTRICAL SYSTEMS

1. All electrical closets must be treated properly. No debris, tools, ladders or any other construction equipment will be permitted inside the closets. All wall and floor penetrations MUST be sealed against liquids and conform to fire and smoke provisions of the City of New York respective jurisdictional authorities.

2. All Contractors will comply with the current OSHA Lock-Out/Tag Out policy. No Contractor will attempt to work within the Tenant space without a Lock-Out/Tag-Out placed on appropriate breaker/switch/disconnect.

3. Lock-Out/Tag-Out materials will be the responsibility of the Electrical Contractor and General Contractor.

4. The General Contractor will coordinate all electrical work through Management and will ascertain the need to change any system installations. All changes are required to be approved before proceeding.

5. General Contractor shall obtain permission from the Management should electrical access / work be required outside of tenant space. Any corrective action required will be deducted from General Contractor's security deposit.

6. Any work within the building ELECTRICAL CLOSET will require permission from owner. ALL ELECTRICAL WORK involving any equipment inside the electrical closets will REQUIRE A SHUTDOWN of all power in that closet. All shutdowns will require a forty-eight (48) hour notice to owner and their approval before proceeding.

7. If an electrical shutdown is required which might affect retail tenants the Contractor will notify Tenant Coordinator forty-eight (48) hours in advance prior to the shutdown. Shutdown shall be performed only at the direction of Tenant Coordinator. All costs associated with the shutdown are the Contractor's responsibilities. Shutdowns shall not exceed five (5) hours in duration. Approval from Tenant Coordinator must be attained prior to proceeding with work. All work to be done after hours only.

C. PLUMBING SYSTEMS

1. All plumbing work will be coordinated with Tenant Coordinator. All wall and floor penetrations MUST be sealed against liquids and conform to fire and smoke provisions of the City of New York respective jurisdictional authorities.

2. General Contractor shall obtain permission from Tenant Coordination should plumbing access / work be required outside of tenant space. Any corrective action required will be deducted from General Contractor's security deposit.

3. The General Contractor is responsible for all oversight of the plumbing operations and any coordination work with other systems "outside" the immediate Tenant work area.

4. If a plumbing shutdown is required which might affect other tenants within the property, the Contractor will notify Tenant Coordinator forty-eight (48) hours in advance prior to the shutdown. Shutdown shall be performed only at the direction of Tenant Coordination. All costs associated with the shutdown are the Contractor's responsibilities. Shutdowns shall not exceed five (5) hours in duration. Approval from Tenant Coordinator must be attained prior to proceeding with work. All work to be done after hours only.

VI. Other Building Systems

A. GAS SYSTEMS (IF APPLICABLE)

1. All gas systems will be treated the same as the electrical systems with all appropriate Lock-Out/Tag-Out procedure followed. All wall and floor penetrations MUST be sealed against liquids and conform to fire and smoke provisions of the City of New York's respective jurisdictional authorities.

2. All gas systems work will require the coordination with Tenant Coordinator.

3. General Contractor shall obtain permission from Tenant Coordination should gas access / work be required outside of tenant space. Any corrective action required will be deducted from General Contractor's security deposit.

4. All gas systems will be required to have a twenty-four (24) hour pressure test procedure applied and the appropriate test certificate will be given to Management at the conclusion of the project.

5. If a gas shutdown is required which might affect retail tenants the Contractor will notify Tenant Coordinator forty-eight (48) hours in advance prior to the shutdown. Shutdown shall be performed only at the direction of Tenant Coordination. All costs associated with the shutdown are the Contractor's responsibilities. Shutdowns shall not exceed five (5) hours in duration. Approval from Tenant Coordinator must be attained prior to proceeding with work. All work to be done after hours only.

B. SPRINKLER (IF APPLICABLE)

1. Any fire protection work must be approved by Tenant Coordinator and a forty-eight (48) hour advance notice must be provided for sprinkler shutdowns.

2. All Sprinkler system shutdowns must be conducted by the Property Sprinkler Contractor:

   Fire System Testing Company
   54-01 35th Street
   Long Island City, NY 11101
   (212)972-5000

3. Sprinkler shutdowns can take place no earlier than 8:00 AM and system must be reactivated by 3:00 p.m. Sprinkler shutdowns will not be permitted on the weekends and holidays. **At NO time will a system be shutdown overnight.** Plan the work accordingly.

4. A fee is required for each sprinkler shutdown, the cost is a standard fee set by property management.

5. The Sprinkler Contractor is subject to the insurance requirements noted.

6. The system is activated twenty-four (24) hours a day; therefore, when demolition is necessary, extreme caution must be taken.

7. In accordance with NFPA-13, the Sprinkler Contractor shall plan and organize his work so that the sprinkler zone involved is drained down the absolute minimum time.
8. All sprinkler system shutdowns must be conducted by the Premises Sprinkler Contractor.

9. During a sprinkler shutdown and at ALL times you must post **NO SMOKING** signs.

10. General Contractor shall obtain permission from Management should sprinkler access / work be required outside of tenant space. Any corrective action required will be deducted from General Contractor's security deposit.

11. If a sprinkler shutdown is required which might affect retail tenants the Contractor will notify Tenant Coordinator forty-eight (48) hours in advance prior to the shutdown. Shutdown shall be performed only at the direction of Tenant Coordination. All costs associated with the shutdown are the Contractor's responsibilities. Shutdowns shall not exceed five (5) hours in duration. Approval from Tenant Coordinator must be attained prior to proceeding with work. All work to be done after hours only

C. ROOFING (IF APPLICABLE)

1. Any roof penetrations must be approved by Tenant Coordinator.

2. No one is allowed to remove anything from the roof area without expressed approval from Tenant Coordinator.

3. All roof work must be completed by the Premises Roofing Contractor to avoid warranty/service problems.

4. Extreme care must be exercised when working on the roof area. No gang boxes, pallets, or any other foreign materials or equipment that may damage the roof are permitted on the roof area.

5. Any work involving exhaust fans or other mechanical devices must be coordinated in such a manner as to absolutely minimize any potential exposure of the roof to damage.

6. The General Contractor is responsible for the final condition of the roof and will be required to rectify any problems arising from General Contractor's operations.

7. All roofing work must be coordinated with Management and will require a sufficient notice, forty-eight (48) hours minimum.

8. The Premises Roofing Contractor MUST be involved with every and any penetrations through the roof.

9. Antenna Use - All requests must be made in writing.

   a. Installation of antennae or a satellite dish must be pre-approved by the Landlord.
      i. Tenant /Tenant Contractor obtain all necessary permits and approvals per applicable laws.

      ii. Tenant/Tenant Contractor installs and maintains the Dish.

      iii. The Dish shall not interfere with any other communication systems or equipment of Landlord or any other Tenant in the property.

      iv. Tenant/Tenant Contractor shall be liable for damage to the roof caused by the installation, maintenance, repair, replacement or operations of the Dish.

      v. In no event shall the Dish or Tenant's installation, maintenance, repair, or replacement, thereof cause any Contractor's warranty(ies) in connection with the roof of the building benefiting the Landlord and the building, to become invalid or null and void.

      vi. In the event that the Tenant, or any of Tenant's agents, employees or Contractors, cause such Contractor's warranty(ies) to become null and void, Tenant/Tenant's Contractor shall be responsible during the remainder of the period that would have otherwise been covered by such invalid or voided warranty(ies) for reimbursing the Landlord for all repairs to the roof of the building, whether caused by the Tenant's Contractor or any other Tenant, which would otherwise have been covered by such invalid or voided warranty(ies).

      vii. In the event that the Dish damages or causes wear to the roof, the Tenant/Tenant Contractor shall reimburse Landlord for costs and expenses in connection with the repair or replacement thereof.

D. FIRE ALARM (IF APPLICABLE)

1. The system is activated twenty-four (24) hours a day; therefore, when demolition is necessary, extreme caution must be taken.
2. All Fire-Alarm system shutdowns must be conducted by the Property Fire-Alarm Contractor:

   Fire & Security Alarm
   555 Summit Avenue
   Jersey City, NJ 07306
   (201) 963-4030

3. Any fire protection work must be approved by Tenant Coordinator and a forty-eight (48) hour advance notice must be given. Please contact Tenant Coordination for the Base Building Fire Alarm Contractor Contact information.

4. If a fire-alarm sprinkler shutdown is required which might affect retail tenants the Contractor will notify Tenant Coordinator forty-eight (48) hours in advance prior to the shutdown. Shutdown shall be performed only at the direction of Tenant Coordination. All costs associated with the shutdown are the Contractor's responsibilities. Shutdowns shall not exceed five (5) hours in duration. Approval from Tenant Coordinator must be attained prior to proceeding with work. All work to be done after hours only.

10. All fire alarm work must be completed by the Premises Fire Alarm Contractor to avoid warranty/service problems.

VII. Fees

A. CONSTRUCTION SECURITY DEPOSIT

1. **A construction deposit of $5,000.00** per project is required. Forfeiture of security deposit may occur if damage to the Premises is such that it is identifiable to that Contractor and no effort is made on the Contractor's part to rectify the problems.

B. SPRINKLER/FIRE-ALARM SHUTDOWN (IF APPLICABLE)

1. Sprinkler shutdowns, should they be required, will be billed at a standard fee set by property management.

2. Fire-Alarm shutdowns, should they be required, will be billed at a standard fee set by property management.

VIII. Post Construction

SEE APPENDIX "B" FOR FURTHER DETAILS REGARDING REQUIRED POST CONSTRUCTION ITEMS.

A. PUNCH LIST

1. The General Contractor is ultimately responsible to the Tenant to assure compliance with all plans and specifications and that the Tenant is satisfied with the delivery of the premises. It is not the intention of this provision to supplement or exempt the Contractor from performing those duties.

2. It is the intention of this provision that the Contractor satisfies any and all components of the project that inter-relate and overlap Premises systems and components.

3. The Contractor will provide sufficient time to review and repair Tenant storefront where it impacted the conditions of the Premises.

4. The common area areas associated with the construction activities will be addressed and repaired if necessary, but not limited to any other related areas associated with the Contractors activity, such as electrical room tags, completion of signs, miscellaneous painting, door repairs, condition of loading docks, and roll off containers remaining on Premises.

5. Storefront – It is the Contractor's responsibility to repair damage to surrounding walls, or columns upon completion of storefront.

6. Final Construction Punch List – A walkthrough is to be scheduled with Tenant Coordination and Management designee in conjunction with the removal of the barricade.

B. SIGN OFFS & REQUIRED DOCUMENTATION

1. Sign-Offs and or Certificate of Occupancy – Letter of Completions and or a Certificate of Occupancy must be obtained and posted on the premises (with a copy to the Management Office) prior to the store's opening for business.

2. Tenant General Contractor must deposit a Release and Waiver of Liens along with releases for all Sub-Contractors with Tenant Coordinator within seven (7) days of completion of work.

IX. Appendix

APPENDIX A
PRE-CONSTRUCTION CHECK LIST

Below is a list of items that must be completed prior to the start of Tenant construction:

- ☐ Approval from the Tenant Coordinator to proceed ***(from Tenant Coordinator)***
- ☐ Copy of all Permits for construction and/or Signage ***(Tenant Contractor)***
- ☐ Copy of the approved set of construction drawings from the Land Lord and Local Jurisdiction, Original copy must be maintained on the job site at all times. ***(Tenant Contractor)***
- ☐ Date of Possession (DOP) Letter ***(signed by Tenant / or Tenant's Agent)***
- ☐ Certificate of Insurance ***(Tenant Contractor)***
- ☐ Construction Security Deposit ***(Amount as defined Construction Rules and Regulations above)***
- ☐ Sub-Contractor List ***(include Union Affiliation as required, but mush have 24 hour emergency number)***
- ☐ Construction Schedule ***(from Tenant or Tenant Contractor – submit updates as required)***
- ☐ Space Acceptance Letter and Punchlist ***(Letter executed, punchlist created by Tenant Coordinator and Tenant/Tenant Contractor) – If Applicable***
- ☐ Inspection Process ***(Review with Tenant or Tenant Contractor)***
- ☐ Safety Meeting with on site coordinator
- ☐ Construction Guidelines ***(General contractor & Subcontractor must sign and return to tenant coordinator)***
- ☐ Exhibit I ***(General contractor & Subcontractor must sign and return to tenant coordinator)***
- ☐ Turn Over Keys ***(Receipt signed by Tenant or Tenant Contractor)***
- ☐ Turn over Contractor Guideline Manual ***(Receipt signed by Tenant or Tenant Contractor. Review book and its content)***

APPENDIX B
POST CONSTRUCTION CHECKLIST

Below is a list of items that must be completed prior to the receipt of Security Deposit and/or Final Tenant Allowance Payment

- ☐ As-Built Drawings - CAD
- ☐ Contractor's Sworn Statement
- ☐ Tenant General Contractor Guarantee ***(on Contractor Letterhead)***
- ☐ Tenant General Contractor Affidavit ***(on Contractor Letterhead)***
- ☐ Unconditional Final Waivers of Lien from Tenant General Contractor
- ☐ Unconditional Final Waivers of Lien from all Sub-Contractors
- ☐ Copy Certificate of Occupancy and or Letter of Completion (LOC)
- ☐ Copy of all signed-off permit/inspection card(s) and all operating or business licenses
- ☐ Tenant Declaration
- ☐ Landlord Punch List
- ☐ W-9 Form

Unconditional Waiver and Release upon Final Payment

The undersigned has been paid in full for all labor, services, equipment or material furnished to on the job of ____________________ and does hereby waive and release any right to a mechanic's lien, stop notice, or any right against a labor and material bond on the job, except for disputed claim for extra work in the amount of $________.

SIGNATURE: ______________________________

TITLE: ______________________________

COMPANY: ______________________________

DATED: ______________________________

THE STATE OF ____________________)
COUNTY OF ______________________)

BEFORE ME, the undersigned authority, on this day, personally appeared ______________________________ of ______________________________ subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considered therein expressed, in the capacity therein stated and as the act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of ____________, 201__.
______________________________________**NOTARY PUBLIC IN AND FOR THE STATE OF** _____

____

(Printed Name of Notary)
My Commission Expires: ____________________

Notice: This document waives rights unconditionally and states that you have been paid for giving up those rights. This document is enforceable against you if you sign it, even if you have not been paid. If you have not been paid, use a conditional release form.

CONTRACTORS SWORN STATEMENT

State of ______________

County of ____________

The affiant, ________________________________ being first duly sworn deposes and says that he is ________________________ of
(person signing name) (position)

____________________________________ under contract with ______________________________ doing Tenant Improvements.
(company name) (tenant name)

Space #______________ and owned by _________________

For the purpose of said contract, the following persons have been contracted with and have furnished or are furnishing and preparing materials for and have done or doing labor on said improvement. That there is due and to become due to them respectively the amounts set opposite their names for materials or labor as stated. That this statement is a full true and complete statement of all such persons, and of the amounts paid.

1	2	3	4	5	6	7
Name and Address	Type of work	Adjusted Total Contract Include Extras/Credits				
Total						

Amount Of Original Contract	$______________.	Work Completed To Date	$__________.
Extras To Contract	$______________.	Less___% Retained	$__________.
Total Contract And Extras	$______________.	Net Amount Earned	$__________.
Credits To Contract	$______________.	Net previously Paid	$__________.
Adjusted Total Contract	$______________.	Net Amount Of This Payment	$__________.
		Balance To Become Due (Include Retention)	$__________.

Signed ________________________________ Position ________________________________

Subscribed and sworn to before me this ____________ day of ___________________________, 20__.

Notary Public________________________
My commission expires on ____________

TENANT DECLARATION

(On Tenant's Letterhead)

Property:

Attention: Tenant Coordination

Re: Tenant Name:______________________ Space #:______

To Whom It May Concern:

The undersigned, ____, a ________________________________ corporation, ("Tenant") does hereby declare the following:

1. The Lease Premises is open for business

2. All Tenant's Contractors, Sub-Contractors and other persons performing labor and/or supplying materials in connection with Tenant's Work have been paid in full or adequate security has been provided therefore by way of bond or otherwise.

3. All waivers attached hereto are true and correct and, to Tenant's knowledge, there is no claim, either legal or equitable, to defect the validity of said waivers.

Executed at ________________________, __________________, on
(city) (state)

Date: ________________________________

By: ________________________________
(Sign Name)

____
(Title)

GENERAL CONTRACTOR'S AFFIDAVIT
(On General Contractor's Letterhead)

Property:

Attention: Tenant Coordination

Re: ______________________________ __________
(Space Name) (Space #)

To Whom It May Concern:

The undersigned, a (corporation/sole proprietor), ("Tenant Contractor") does hereby declare the following:

1. The Lease Premises have been constructed substantially in accordance with Landlord and Agency approved drawings.

2. All Tenants Punch list items noted on Landlord's Punch list have been completed (copy attached).

3. Construction of the Lease Premises was completed on ________________.

Executed at ___________________________, ___________________, on
(City) (State)

Date: ____
(Month, Day) (Year)

By:

____
(Company)

____
(Sign Name)

____
(Title)

GENERAL CONTRACTOR'S GUARANTEE

(To Be Printed on Contractor's Letterhead)

GUARANTEE FOR____
(Tenant)

Extended Equally To: ____
(Business Owner/Client)

-AND-

____________, The Landlord

We hereby guarantee that the **Tenant Improvement** which we have installed/performed at the ________________ store has been done in strict accordance with the drawings and specifications provided by our Client, the Business Owner and approved by [Owner Entity], the Landlord and that the work installed will fulfill the requirements of those specifications.

We agree to repair or replace or cause to be repaired or replaced any of all of our work, which may prove to be defective in workmanship or materials, together with any adjacent work which requires repair or replacement because of our defective work, within a period of One Year from ______________________ (opening date) or (the date of Acceptance), 20________(whichever is later) of the above named project by the Owner.

Damages caused by natural disaster, or unusual abuse and neglect by others are excluded from this guarantee.

If we fail to start compliance with the above paragraph within ten (10) days after receipt of written notice from the Owner (our Client), their architect or the Landlord to do so, or fail to pursue such compliance with diligence, we, jointly and severally do hereby authorize the Owner or Landlord to proceed to have the defects repaired and made good at our sole expense, and we will honor and pay the costs and charges for it together with interest at the maximum rate then permitted by governing state law, upon demand.

If we fail to fulfill the preceding obligations, and if Owner or Landlord brings action to enforce this guarantee, we agree to pay Owner's or Landlord's reasonable attorney's fees incurred in connection herewith.

____
(Company Name)

By: ____

Title: ____

Date: ____

THE ATTACHED WORK RELEASE FORM MUST BE SIGNED AND TURNED IN TO TENANT COORDINATION OR MANAGEMENT ACCOMPANIED BY REQUISITE DEPOSIT(S) AND CERTIFICATE OF INSURANCE BEFORE ANY WORK BEGINS ON THE PROPERTY.

I have received and read the above construction procedures.

Building: ______________________________

Tenant: ______________________________

Contractor: ______________________________

By: ______________________________

Title: ______________________________

Dated: ______________________________

After reviewing these guidelines, please sign this form and send to the above address.

Any questions regarding the attached Rules and Regulations may be directed to:

ATTN: David Cohen

Direct Line: 212. 529. 5869

Fax: 212. 460. 5362

E-mail: dcohen@thorequities.com

END OF DOCUMENT

EXHIBIT F
Initial Payment Mailing Address

P.O. Box Address for Regular Mail:
25 West 39th Street Realty, LLC c/o HFF, LP
PO BOX 412009
Boston, MA 02241-2009

Street Address for Overnight Courier Deliveries:
25 WEST 39TH STREET REALTY, LLC c/o HFF, LP
LOCKBOX NUMBER 412009
MA5-527-02-07
2 MORRISSEY BOULEVARD
DORCHESTER, MA 02125

EXHIBIT G
5th Floor Restrictions

Tenant shall comply with all applicable laws with regard to levels of noise and vibration in and about the Premises resulting from Tenant's use and occupancy thereof. Tenant specifically agrees to perform, its own expense, all necessary analysis and work (which work shall (x) include the installation of an adequate soundproofing system and (y) be subject to Landlord's consent) to ensure that the Premises (including all squash courts, weight machines, treadmills and other equipment) is designed and constructed (i) such that the use, operation and maintenance thereof does not result in any noise that can be heard outside the Premises or any vibrations that can be felt outside the Premises; (ii) to be properly integrated into and not have any impact upon, the structure of the Building and its harmonics; (iii) not to have any other impact upon any area of the Building outside the Premises, including the common areas or facilities thereof, space demised to any other tenant or occupant or any occupied space controlled by Landlord; (iv) so as not to have any impact upon the business of any other tenant or occupant of the Building or Landlord; and (v) Tenant shall otherwise maintain and operate the Premises consistent with the standards of first class office buildings in Manhattan (collectively, the "Restrictions"). The noise/vibration consultant(s) performing such analysis on Tenant's behalf shall be subject to Landlord's approval. Tenant shall provide Landlord a copy of such analysis simultaneous with Tenant submitting plans and specification for Landlord's consent. Should Landlord determine, in its sole discretion, that the Restrictions have been violated, (1) Landlord shall give written notice thereof to Tenant and (2) Tenant shall, at Tenant's sole cost and expense, promptly cure such Restriction, which may include, installing additional soundproofing or sound dampening measures in the Premises and, until such Restrictions is cured, Tenant shall not be permitted to use the Premises for the use permitted hereunder which violates the Restrictions.

EXHIBIT H
Cerami Letter

See attached

Cerami

404 Fifth Avenue New York NY 10018
212 370 1776 ceramiassociates.com

April 4, 2019

David Cohen
25 West 39th Street Realty LLC
c/o Thor Equities, LLC
25 West 39th Street, 2nd FL
New York, NY 10018

Re: 25 West 39th Street Squash Court
Summary of Squash Court Noise Control Efforts
C&A #32129

Dear David,

The following summarizes the efforts and commitments made by the Tenant to avoid sound from the 5th floor squash court impacting tenants on the adjacent floors.

Initial Acoustic Testing

The Tenant has agreed to take all necessary steps to ensure that noise due to the squash courts and other equipment does not result in any noise or vibration that can be heard or felt outside of the premises.

Prior to the design of acoustic mitigation measures, Longman Lindsey performed Noise Isolation Class (NIC) testing to determine the acoustic performance of the existing base building partitions (walls, floors, and ceilings). As part of this testing, ambient background sound levels were measured at the 4th and 6th floors.

In addition to the acoustic testing of the existing partitions, Longman Lindsey measured sound levels in a similar squash court facility to establish anticipated source noise levels in the 5th floor due to ball impacts and other typical squash court activities.

Design Measures to Limit Sound Transfer

Using acoustic test data collected on site, the Tenant Design Team has provided wall, floor, and ceiling isolation constructions stated as sufficient to reduce source sound levels inside the squash court to maintain inaudibility in the 4th and 6th floors. These constructions consist of the following:

- At the squash courts, 4-inch thick lightweight concrete slabs supported on neoprene jack-up isolators with a 1-inch airspace beneath.
- Areas outside of the squash courts will have a floor build up consisting of a 10 mm thick dimpled resilient underlayment topped with a concrete pour no less than 3-inches thick.
- The walls of the squash courts are to be supported from piers built up from the base-building structure and supported on resilient pads and grommets to prevent vibration transfer into the surrounding building structure. Wall framing is to be sand-filled to improve the resistance of the partition to vibration transmission.

- At the floor/ceiling partition separating the 5th and 6th floors, a sound barrier ceiling consisting of a low-profile spring/elastomer hanger having a static deflection of 1-inch and supporting two layers of 5/8-inch gypsum board and 3-inch mineral wool insulation is specified. This construction is to span the width of the floor plan between the east and west facades and between the wall separating the elevator lobby/reception/lounge areas and walls separating the locker rooms and mechanical mezzanine.

In addition to the constructions described above, Longman Lindsey has noted that all mechanical equipment and appliances serving the 5th floor have been specified to be vibration isolated from the surrounding building structure and selected for sound levels resulting in complete inaudibility within nearby tenant spaces.

Should you have any questions or if we can be of further assistance please do not hesitate to contact us.

Best Regards,

David Legenhausen
Senior Associate

cc: Matthew Schaeffler | Cerami

1951181.9 29056-0010-000

SCHEDULE A

RULES AND REGULATIONS

1. No animals, birds, bicycles or vehicles shall be brought into or kept in the Premises. The Premises shall not be used for manufacturing or commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the Premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in the Lease. Tenant shall not cause or permit in the Premises any disturbing noises which may interfere with occupants of this or neighboring building, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each Tenant shall cooperate so as to prevent the same.

2. The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not throw anything out of doors, windows or skylights or into hallways, stairways or elevators, nor place food or objects on outside windowsills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from the Premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed in any way; it being agreed that Tenant may install window shades approved by Landlord.

3. Tenant shall not place a load upon any floor of the Premises in excess of the load per square foot, which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, only with Landlord's consent which shall not be unreasonably withheld or delayed and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited

4. Tenant shall not move any heavy or bulky materials into or out of the Building without Landlord's prior written consent which shall not be unreasonably withheld or delayed, and then only during such hours and in such manner as Landlord shall approve. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger's License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this Lease.

5. Except as otherwise set forth in the Lease, no sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal. Interior signs on doors and directories shall be inscribed

or affixed at Tenant's expense. Landlord shall have the right to approve (which approval shall not be unreasonably withheld or delayed) the color, size, style and location of all signs, advertisement and notices. No advertising of any kind by Tenant shall refer to the Building, unless first approved in writing by Landlord.

6. Subject to the terms of the Lease, no article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the Premises, nor shall any part of the Premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

7. No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. At the termination of this Lease, Tenant shall deliver to Landlord all keys for any portion of the Premises or Building. Before leaving the Premises at any time, Tenant shall close all windows and close and lock all doors.

8. No Tenant shall purchase or obtain for use in the Premises any ice, towels, bootblacking, or other such services furnished by any company or person not approved by Landlord. Any necessary exterminating work in the Premises shall be done at Tenant's expense, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the Building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant's request.

9. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, an administrative fee equal to the sum of the reasonable out of pocket fees of any third party architect, engineer or attorney employed by Landlord to review said plan, agreement or document.

10. The use in the Demised Premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

11. In case of any conflict or inconsistency between any provisions of this Lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this Lease shall control.